THIRD AMENDED AND RESTATED LOAN AGREEMENT

                           BY AND AMONG

            NATIONAL CONSUMER COOPERATIVE BANK, D/B/A
              NATIONAL COOPERATIVE BANK, AS BORROWER

                               AND

                   THE BANKS' SIGNATORY HERETO

                               AND

                    FLEET BANK, N.A., AS AGENT



                     DATED AS OF MAY 28, 1997


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                           TABLE OF CONTENTS

                                                              PAGE

Article 1.  Definitions; Effective Date  . . . . . . . . . . .  2

Article 2.  Commitments and Loans. . . . . . . . . . . . . . . 21

    Section 2.1 Loans . .... . . . . . . . . . . . . . . . . . 21
    Section 2.2 Reductions in Total Commitments .... . . . . . 24
    Section 2.3 Notices Relating to Loans and Swing
                Line Loans ..... . . . . . . . . . . . . . . . 24
    Section 2.4 Fees. . . . . .... . . . . . . . . . . . . . . 26
    Section 2.5 Lending Offices . .... . . . . . . . . . . . . 26
    Section 2.6 Several Obligations  .... . . . . . . . . . .  26
    Section 2.7 Borrowings. ... . . . . .... . . . . . . . . . 26
    Section 2.8 Conversions of Loans. ...... . . . . . . . . . 27
    Section 2.9  Prepayments . . . . . . . ... . . . . . . . . 27
    Section 2.10 Use of Proceeds of Loans. . . . . . . . . . . 27
    Section 2.11 Payment of Loans. . . . . . . . . . . . . . . 27
    Section 2.12 Interest. . . . . . . . . . . . . . . . . . . 28
    Section 2.13 Notes . . . . . . . . . . . . . . . . . . . . 29
    Section 2.14 Payments. . . . . . . . . . . . . . . . . . . 30
    Section 2.15 Pro Rata Treatment. . . . . . . . . . . . . . 30
    Section 2.16 Computations. . . . . . . . . . . . . . . . . 31
    Section 2.17 Minimum Amounts of Borrowing Conversions,
                 Prepayments and Interest Periods. . . . . . . 31
    Section 2.18 Non-Receipt of Funds by the Agent . . . . . . 31
    Section 2.19 Sharing of Payments, Etc. . . . . . . . . . . 32
    Section 2.20 Additional Costs. . . . . . . . . . . . . . . 32
    Section 2.21 Limitation on Types of Loans. . . . . . . . . 34
    Section 2.22 Illegality. . . . . . . . . . . . . . . . . . 35
    Section 2.23 Certain Conversions Pursuant to
    Section 2.20 . . . . . . . . . . . . . . . . . . . . . . . 35
    Section 2.24 Indemnification . . . . . . . . . . . . . . . 36
    Section 2.25 Termination of A Commitment under Certain
                 Circumstances.. . . . . . . . . . . . . . . . 36

Article 3.  Representations and Warranties . . . . . . . . . . 38

    Section 3.1 Organization...... . . . . . . . . . . . . . . 38
    Section 3.2 Power, Authority, Consents.... . . . . . . . . 38
    Section 3.3 No Violation of Law or Agreements      . . . . 39
    Section 3.4 Due Execution, Validity, Enforceability .... . 39
    Section 3.5 Properties. . . . . . . . . . . . . . . . .... 39
    Section 3.6 Judgments, Actions, Proceedings . . . . . .... 39
    Section 3.7 No Defaults, Compliance With Laws . . . . . ...40
    Section 3.8 Burdensome Documents. . . . . . . . . . . .... 40
    Section 3.9 Financial Statements. . . . . . . . . . . .... 40
    Section 3.10 Tax Returns . . . . . . . . . . . . . . . . . 41
    Section 3.11 Intangible Assets . . . . . . . . . . . . . . 41
    Section 3.12 Regulation U. . . . . . . . . . . . . . . . . 41
    Section 3.13 Name Changes. . . . . . . . . . . . . . . . . 41
    Section 3.14 Full Disclosure . . . . . . . . . . . . . . . 41
    Section 3.15 Employee Grievances . . . . . . . . . . . . . 42
    Section 3.16 Condition of Assets . . . . . . . . . . . . . 42
    Section 3.17 ERISA . . . . . . . . . . . . . . . . . . . . 42




Article 4.  Conditions to the Closing
           and to the Making of the Loans. . . . . . . . . . . 43

    Section 4.1    Conditions to the Closing . . . . . . . . . 43
    Section 4.2    Conditions to Subsequent Loans
                     and Swing Line Loans. . . . . . . . . . . 44
    Section 4.3    Return of Superseded Notes. . . . . . . . . 44

Article 5.  Delivery of Financial Reports,
           Documents and Other Information . . . . . . . . . . 45

    Section 5.1    Annual Financial Statements . . . . . . . . 45
    Section 5.2    Quarterly Financial Statements. . . . . . . 45
    Section 5.3    Other Information . . . . . . . . . . . . . 46
    Section 5.4    No Default Certificate. . . . . . . . . . . 46
    Section 5.5    Certificate of Accountants. . . . . . . . . 46
    Section 5.6    Copies of Documents . . . . . . . . . . . . 46
    Section 5.7    Notices of Defaults . . . . . . . . . . . . 47
    Section 5.8    ERISA Notices . . . . . . . . . . . . . . . 47

Article 6.  Affirmative Covenants. . . . . . . . . . . . . . . 48

    Section 6.1    Books and Records . . . . . . . . . . . . . 48
    Section 6.2    Inspections and Audits. . . . . . . . . . . 48
    Section 6.3    Maintenance and Repairs . . . . . . . . . . 48
    Section 6.4    Continuance of Business . . . . . . . . . . 48
    Section 6.5    Copies of Corporate Documents . . . . . . . 48
    Section 6.6    Perform Obligations . . . . . . . . . . . . 49
    Section 6.7    Notice of Litigation. . . . . . . . . . . . 49
    Section 6.8    Insurance . . . . . . . . . . . . . . . . . 49
    Section 6.9    Financial Covenants . . . . . . . . . . . . 49
    Section 6.10 Reportable Events . . . . . . . . . . . . . . 51
    Section 6.11 Comply with ERISA . . . . . . . . . . . . . . 51
    Section 6.12 Senior Note Agreements. . . . . . . . . . . . 51

Article 7.  Negative Covenants . . . . . . . . . . . . . . . . 52

    Section 7.1    Indebtedness. . . . . . . . . . . . . . . . 52
    Section 7.2    Liens . . . . . . . . . . . . . . . . . . . 52
    Section 7.3    Guaranties. . . . . . . . . . . . . . . . . 53
    Section 7.4    Mergers, Acquisitions . . . . . . . . . . . 53
    Section 7.5    Redemptions; Distributions. . . . . . . . . 53
    Section 7.6    Intentionally Omitted . . . . . . . . . . . 54
    Section 7.7    Changes in Business . . . . . . . . . . . . 54
    Section 7.8    Prepayments . . . . . . . . . . . . . . . . 54
    Section 7.9    Investments . . . . . . . . . . . . . . . . 54
    Section 7.10 Fiscal Year . . . . . . . . . . . . . . . . . 55
    Section 7.11 ERISA Obligations . . . . . . . . . . . . . . 55
    Section 7.12 Amendment of Documents. . . . . . . . . . . . 56
    Section 7.13 Transactions with Affiliates. . . . . . . . . 56







Article 8.  Events of Default. . . . . . . . . . . . . . . . . 57

    Section 8.1    Payments. . . . . . . . . . . . . . . . . . 57
    Section 8.2    Incurring of Indebtedness during the
                     Grace Period. . . . . . . . . . . . . . . 57
    Section 8.3    Covenants . . . . . . . . . . . . . . . . . 57
    Section 8.4    Other Covenants . . . . . . . . . . . . . . 57
    Section 8.5    Other Defaults. . . . . . . . . . . . . . . 58
    Section 8.6    Representations and Warranties. . . . . . . 58
    Section 8.7    Bankruptcy. . . . . . . . . . . . . . . . . 58
    Section 8.8    Judgments . . . . . . . . . . . . . . . . . 59
    Section 8.9    ERISA . . . . . . . . . . . . . . . . . . . 59

Article 9.  The Agent. . . . . . . . . . . . . . . . . . . . . 60

    Section 9.1    Appointment, Powers and Immunities. . . . . 60
    Section 9.2    Reliance by Agent . . . . . . . . . . . . . 60
    Section 9.3    Events of Default . . . . . . . . . . . . . 60
    Section 9.4    Rights as a Bank. . . . . . . . . . . . . . 61
    Section 9.5    Indemnification . . . . . . . . . . . . . . 61
    Section 9.6    Non-Reliance on Agent and Other Banks . . . 62
    Section 9.7    Failure to Act. . . . . . . . . . . . . . . 62
    Section 9.8    Resignation or Removal of Agent . . . . . . 63

Article 10.  Miscellaneous Provisions. . . . . . . . . . . . . 64

    Section 10.1 Fees and Expenses; Indemnity. . . . . . . . . 64
    Section 10.2 Taxes . . . . . . . . . . . . . . . . . . . . 65
    Section 10.3 Payments. . . . . . . . . . . . . . . . . . . 66
    Section 10.4 Survival of Agreements and Representations
               and Waiver of Trial by Jury . . . . . . . . . . 66
    Section 10.5 Lien on and Set-off of Deposits . . . . . . . 67
    Section 10.6 Modifications, Consents and
               Waivers; Entire Agreement . . . . . . . . . . . 67
    Section 10.7 Remedies Cumulative . . . . . . . . . . . . . 68
    Section 10.8 Further Assurances. . . . . . . . . . . . . . 68
    Section 10.9 Notices . . . . . . . . . . . . . . . . . . . 68
    Section 10.10 Counterparts . . . . . . . . . . . . . . . . 70
    Section 10.11 Construction; GOVERNING LAW. . . . . . . . . 70
    Section 10.12 Severability . . . . . . . . . . . . . . . . 70
    Section 10.13 Binding Effect; No Assignment or
                Delegation . . . . . . . . . . . . . . . . . . 70
    Section 10.14 Assignments; Participations. . . . . . . . . 70

                THIRD AMENDED AND RESTATED LOAN AGREEMENT


    AGREEMENT, made as of this 28th day of May, 1997, by and among:

    NATIONAL CONSUMER COOPERATIVE BANK, a corporation chartered by Act of Congress of the United States which conducts business under the trade name National Cooperative Bank (the "Borrower");

    The Banks which have executed this Agreement (individually, a "Bank" and, collectively, the "Banks"); and

    FLEET BANK, N.A., as Agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent");


                       W I T N E S S E T H:

    (A) The Borrower, the Agent and the banks signatory thereto entered into a certain Second Amended and Restated Loan Agreement dated as of December 15, 1993, which was amended pursuant to (i) Amendment No. 1 to Second Amended and Restated Loan Agreement dated as of December 12, 1994, (ii) Amendment No. 2 to Second Amended and Restated Loan Agreement dated as of December 11, 1995,
(iii) Amendment No. 3 to Second Amended and Restated Loan Agreement dated as of May 30, 1996, and (iv) Amendment No. 4 to Second Amended and Restated Loan Agreement dated as of December 20, 1996 (as so amended, the "Original Loan Agreement");

    (B) The Borrower has requested, among other things, that the Banks increase the aggregate "Total Commitment" as defined in the Original Loan Agreement from $200,000,000 to $260,000,000; and

    (C) The Banks are willing to so increase the Total Commit- ment, but only on the condition, among other things, that the Borrower agree to amend and restate the Original Loan Agreement as provided herein;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree that the Original Loan Agreement (including, all Exhibits and Schedules thereto) is hereby amended and restated in its entirety to read as follows:

    Article 1.     Definitions; Effective Date.

         (a) As used in this Agreement, the following terms shall have the following meanings:

              "A Commitment" - as to each Bank, the amount set opposite such Bank's name on the signature pages hereto under the caption "A Commitment" as such amount is subject to reduction in accordance with the terms hereof.

              "A Commitment Termination Date" - May 27, 2000.

              "A Credit Period" - the period commencing on the Effective Date and ending on the A Commitment Termination Date.

              "A Loan" and "A Loans" - as defined in subsection 2.1(a) hereof. A Loans of different types made or converted from A Loans of other types on the same day (or of the same type but having different Interest Periods) shall be deemed to be separate A Loans for all purposes of this Agreement.

              "A Note" and "A Notes" - as defined in subsection 2.13(a) hereof.

              "Additional Costs" - as defined in Section 2.20 hereof.

              "Additional Interest" - 0.10% per annum.

              "Affected Loans" - as defined in Section 2.23 hereof.

              "Affected Type" - as defined in Section 2.23 hereof.

              "Affiliate" - as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event: (i) any Person which owns directly or indirectly securities having 5% or more of the ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and (ii) each shareholder, director and officer of the Borrower shall be deemed to be an Affiliate of the Borrower.

              "Agreement" - this Third Amended and Restated Loan Agreement as the same may from time to time be supplemented, amended or modified.

              "Alternate Base Rate" - for any day, a rate per annum
(rounded upwards, if necessary, to the next 1/16th of 1%) equal to the greater of (a) the Prime Rate in effect on such day, and (b) 0.5% plus the Federal Funds Rate in effect on such day.

              "Applicable Lending Office" - with respect to each Bank, the Lending Office designated below its name on the signature pages hereto or such other office of such Bank or of an affiliate of such Bank as such Bank may from time to time specify to the Agent and the Borrower as the office at which its Loans of such type are to be made and maintained.

              "Applicable Margin" - on any date, with respect to LIBOR Loans, the applicable percentage set forth below based upon the Ratings in effect on such date:

         Category 1               A Loans        B Loans

    A2 or higher by Moody's;        .21%          .23%
    A or higher by S&P

         Category 2

    A3 by Moody's;                 .25%           .27%
    A- by S&P

         Category 3

    Baa1 by Moody's;              .275%          .30%
    BBB+ by S&P

         Category 4

    Baa2 by Moody's               .30%           .325%
    BBB by S&P

         Category 5

    Baa3 by Moody's               .40%           .425%
    BBB- by S&P

         Category 6

    Lower than Baa3 by Moody's    .60%           .625%
    Lower than BBB- by S&P
           - or -
    No Rating by S&P or Moody's



For purposes of the foregoing, if the Ratings shall fall within different Categories, the Applicable Margin shall be based on the lower Rating (and higher Applicable Margin); provided, however, in the event the Categories in which the Ratings fall are more than one Category apart, the Applicable Margin shall be based on the Rating that is one level higher than the lower of the two Categories. If any Rating shall be changed (other than as a result of a change in the rating system of the applicable Rating Agency), such change shall be effective as of the date on which it is first announced by the Rating Agency making such change. Each such change in the Applicable Margin shall apply to all outstanding LIBOR Loans during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of any Rating Agency shall change, the parties hereto shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system.

              "Asset Securitization" - with respect to any Person, a transaction involving the sale or transfer of receivables by such Person to a special purpose corporation or grantor trust (an "SPV") established solely for the purpose of purchasing such receivables from the Borrower for Cash in an amount equal to the Fair Market Value thereof; provided, however, that the Borrower may (A) establish and maintain a reserve account containing Cash or Securities as a credit enhancement in respect of any such sale, or (B) purchase or retain a subordi-nated interest in such receivables being sold.

              "Asset Securitization Recourse Liability" - with respect to any Person, the maximum amount of such Person's liability (whether matured or contingent) under any agreement, note or other instrument in connection with any one or more Asset Securitizations in which such Person has agreed to repurchase receivables or other assets, to provide direct or indirect credit support (whether through cash payments, the establishment of reserve accounts containing cash or Securities, an agreement to reimburse a provider of a letter of credit for any draws thereunder, the purchase or retention of a subordinated interest in such receivables or other assets, or other similar arrangements), or in which such Person may be otherwise liable for all or a portion of any SPV's obligations under Securities issued in connection with such Asset Securitizations.

              "B Commitment" - as to each Bank, the amount set opposite such Bank's name on the signature pages hereto under the caption "B Commitment" as such amount is subject to reduction in accordance with the terms hereof.

              "B Commitment Termination Date" - May 27, 1998, as such date may be extended pursuant to subsection 2.1(b)(ii) hereof.

              "B Credit Period" - the period commencing on the Effective Date and ending on the B Commitment Termination Date.

              "B Loan" and "B Loans" - as defined in subsection 2.1(b) hereof. B Loans of different types made or converted from B Loans of other types on the same day (or of the same type but having different Interest Periods) shall be deemed to be separate B Loans for all purposes of this Agreement.

              "B Note" and "B Notes" - as defined in subsection 2.13(b) hereof.

              "Borrowing Notice" - as defined in Section 2.3 hereof.

              "Business Day" - any day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close under the laws of the State of New York.

              "Capitalized Lease" - any lease the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles.

              "Cash" - as to any Person, such Person's cash and cash equivalents, as defined in accordance with GAAP consistently applied.

              "Class A Notes" - the class A notes issued by the Borrower to the Secretary of the Treasury on behalf of the United States pursuant to
Section 3026(a)(3)(A) of the National Consumer Cooperative Bank Act, as amended, 12 U.S.C. section 3001, et seq. (the "Bank Act") on the Final Government Equity Redemption Date (the "Redemption Date") in full and complete redemption of the class A stock of the Borrower held by the Secretary of the Treasury on such Redemption Date and replacement notes for such class A notes in a principal amount(s) not greater than those notes being replaced and containing identical terms of subordination as the class A notes. The terms "class A notes", "Final Government Equity Redemption Date", and "class A stock" are defined in the Bank Act, which definitions are incorporated by this reference as if fully set forth herein.

              "Class B1 Common Stock" - the series of Class B stock comprising Class B stock purchased for cash after June 28, 1984.

              "Code" - the Internal Revenue Code of 1986, as amended.

              "Commitment Fee" - as defined in Section 2.4 hereof.

              "Commitment Fee Percentage" - on any date, the applicable percentage set forth below based upon the Ratings in effect on such date:

         Category 1                     A Loans        B Loans

    A2 or higher by Moody's;              .09%          .07%
    A or higher by S&P

         Category 2

    A3 by Moody's;                        .10%         .08%
    A- by S&P

         Category 3

    Baa1 by Moody's;                      .125%        .10%
    BBB+ by S&P

         Category 4

    Baa2 by Moody's                       .15%         .125%
    BBB by S&P

         Category 5

    Baa3 by Moody's                       .20%         .175%
    BBB- by S&P

         Category 6

    Lower than Baa3 by Moody's            .25%         .225%
    Lower than BBB- by S&P
         - or -
    No Rating by S&P or Moody's

For purposes of the foregoing, if the Ratings shall fall within different Categories, the Commitment Fee Percentage shall be based on the lower Rating (and higher Commitment Fee Percentage); provided, however, in the event the Categories in which the Ratings fall are more than one Category apart, the Commitment Fee Percentage shall be based on the Rating that is one level higher than the lower of the two Categories. If any Rating shall be changed (other than as a result of a change in the rating system of the applicable Rating Agency), such change shall be effective as of the date on which it is first announced by the Rating Agency making such change. Each such change with respect to the Borrowers shall apply at any time during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of any Rating Agency shall change, the parties hereto shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system.

              "Compliance Certificate" - a certificate executed by the president or chief financial officer or treasurer of the Borrower to the effect that, as of the effective date of the certificate, no Default or Event of Default under this Agreement exists or would exist after action intended to be taken by the Borrower, as described in such certificate, including, without limitation, that the covenants set forth in Section 6.9 would not be breached after giving effect to such action, together with a calculation in reasonable detail, and in form and substance satisfactory to the Agent, of such compliance.

              "Consolidated Adjusted Net Income" - for any fiscal period of the Borrower, net earnings or net loss (determined on a consolidated basis) of the Borrower and its Subsidiaries after income taxes for such period, but excluding from the determination of such earnings the following items (together with the income tax effect, if any, applicable thereto): (i) the proceeds of any life insurance policy; (ii) any gain or loss arising from the sale of capital assets; (iii) any gain arising from any reappraisal, revaluation or write-up of assets; (iv) any gain arising from transactions of a non-recurring or non-operating and material nature or arising from sales or other dispositions relating to the discontinuance of operations; (v) earnings of any Subsidiary accrued prior to the date it became a Subsidiary;
(vi) earnings of any corporation, substantially all the assets of which have been acquired in any manner, realized by such other corporation prior to the date of such acquisition; (vii) net earnings of any business entity (other than a Subsidiary) in which the Borrower or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Borrower or such Subsidiary in the form of cash distributions, (viii) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to the Borrower or any other Subsidiary,
(ix) the earnings of any Person to which assets of the Borrower shall have been sold, transferred or disposed of, or into which the Borrower shall have merged, prior to the date of such transaction, (x) any gain arising from the acquisition of any securities of the Borrower or any of its Subsidiaries, and
(xi) any amortization of deferred or other credit representing the excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary.

              "Consolidated Adjusted Net Worth" - at any time, with respect to the Borrower and its Subsidiaries (determined on a consolidated basis):

              (a) the amount of capital stock plus (or minus in the case of a deficit), the capital surplus and earned surplus of the Borrower and its Subsidiaries, less (without duplication) the sum of:

              (b) the net book value, after deducting any reserves applicable thereto, of all items of the following character which are included in the assets of the Borrower and its Subsidiaries:

                   (i) all deferred charges and prepaid expenses other than prepaid taxes and prepaid insurance premiums;

                   (ii) treasury stock;

                  (iii) unamortized debt discount and expense and unamortized stock discount and expense;

                   (iv) goodwill, the excess of the cost of assets acquired over the book value of such assets on the books of the transferor, the excess of the cost of investments in any Person (including any Subsidiary) over the value of such investments on the books of such Person at the time of making such investments, organizational or experimental expense, patents, trademarks, copyrights, trade names and other intangibles;

                   (v) all receivables (other than Eurodollar deposits) owing by Persons whose principal place of business or principal assets are located in any jurisdiction other than the United States of America or Canada; and

                   (vi) any increment resulting from any reappraisal, revaluation or write-up of capital assets subsequent to December 31, 1991.

If the Borrower or any of its Subsidiaries shall have any Investments which are not permitted under this Agreement, such Investments shall be excluded from the calculation of Consolidated Adjusted Net Worth.

              "Consolidated Debt" - as at any date of determination thereof, the aggregate amount of all Indebtedness of the Borrower and its Subsidiaries, plus, without duplication, the aggregate amount of the obligations of the Borrower and its Subsidiaries set forth below, at such time:

              (a) the principal amount of all recourse and non-recourse interest bearing obligations of the Borrower or any Subsidiary including, without limitation, any such obligations bearing an implicit rate of interest, such as Capitalized Leases, and interest bearing obligations secured by any Lien upon Property owned by the Borrower or any Subsidiary, even though such Person has not assumed or become liable for the payment of such obligations;

              (b) the aggregate amount of all demand and term deposits made by any Person with the Borrower or any Subsidiary (including, without limitation, certificates of deposit issued by the Borrower or any Subsidiary);

              (c) the face amount of all letters of credit issued by the Borrower or any Subsidiary and all bankers' acceptances accepted by the Borrower or any Subsidiary; and

              (d) the aggregate amount of all assets with respect to which the Borrower or a Subsidiary has any Asset Securitization Recourse Liabilities in respect of promissory notes and other interest bearing obligations sold or otherwise transferred by the Borrower or any Subsidiary (regardless of whether such aggregate amount of assets is in excess of the amount of such Asset Securitization Recourse Liabilities), whether for the repurchase of defaulted notes or obligations or otherwise.

              "Consolidated Earnings Available for Fixed Charges" - for any period shall mean the sum of: (i) Consolidated Adjusted Net Income during such period; plus (ii) to the extent deducted in determining Consolidated Adjusted Net Income, (a) all provisions for any Federal, state or other income taxes made by the Borrower and its Subsidiaries during such period, and
(b) Consolidated Fixed Charges during such period plus (iii) contributions made by the Borrower to Development Corp.

              "Consolidated Effective Net Worth" - at any time means the sum of

         (a)  Consolidated Adjusted Net Worth at such time; plus

         (b) the aggregate outstanding principal amount of Class A Notes at such time.

              "Consolidated Fixed Charges" - with respect to the Borrower on a consolidated basis for any period shall mean the sum of: (i) all interest and all amortization of Indebtedness, amortized discount and expense on all Indebtedness for borrowed money of the Borrower and its Subsidiaries, plus (ii) all Rentals payable during such period by the Borrower and its Subsidiaries.

              "Consolidated Net Earnings" - for any period, the net income or loss of the Borrower and its Subsidiaries, as applicable (determined on a consolidated basis for such Persons at such time), for such period, as determined in accordance with generally accepted accounting principles in effect at such time.

              "Consolidated Senior Debt" - all unsecured Indebtedness of the Borrower and its Subsidiaries on a consolidated basis (i) for borrowed money (including the Indebtedness hereunder, the Senior Notes and all demand and term deposits made by any Person with the Borrower or any of its Subsidiaries) which is not expressly subordinate or junior to any other Indebtedness, plus, without duplication, (ii) all "guarantees," as defined in
Section 7.3 hereof, and (iii) Asset Securitization Recourse Liabilities to the extent, but only to the extent, that such obligations have matured.

              "Controlled Group" - all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b), 414(c) or 414(m) of the Internal Revenue Code of 1986, as amended, and Section 4001(a)(2) of ERISA.

              "Debt Instrument" - as defined in Section 8.5 hereof.

              "Default" - an event which with notice or lapse of time or both would constitute an Event of Default.

              "Development Corp." - NCB Development Corporation, a
District of Columbia non-profit corporation established pursuant to 12 U.S.C.
section 3051(b).

              "Dollars" - and "$" - lawful money of the United States of America.

              "Effective Date" - May 28, 1997.

              "Eligible Derivatives" - derivative Securities which are sold in the ordinary course of the business of the Borrower and its Subsidiaries for the purpose of hedging or otherwise managing portfolio risk.

              "ERISA" - the Employee Retirement Income Security Act of
1974, as it may be amended from time to time, and the regulations thereunder.

              "Event of Default" - as defined in Article 8 hereof.

              "Fair Market Value" - at any time with respect to any Property, the sale value of such Property that would be realized in an arm's -length sale at such time between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, respectively.

              "Federal Funds Rate" - for any day, the rate charged to the Reference Bank as reasonably determined by the Reference Bank, on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers, or if such day is not a Business Day, on the next preceding Business Day.

              "Financial Statements" - the consolidated statements of financial condition of the Borrower and its Subsidiaries as of December 31 in the years 1994, 1995 and 1996 inclusive, and the related consolidated statements of income and cash flows and changes in members' equity for the fiscal years ended on such dates, in each case accompanied by reports thereon containing opinions without qualification, except as therein noted, by Deloitte & Touche, independent certified public accountants, and the consolidated balance sheet of the Borrower and its Subsidiaries as of March 31, 1997 and the related consolidated statements of income and cash flows and reconciliation of net income to net cash provided by operating activities for the three (3) month period ended on such date.

              "Fleet" - Fleet Bank, N.A., having an office at 1185 Avenue of the Americas, New York, New York 10036.

              "GAAP" - generally accepted accounting principles in the United States of America as in effect on the date of this Agreement and applied on a basis consistent with the Financial Statements.

              "Indebtedness" - with respect to any Person, all (i) liabilities or obligations, direct and contingent, which in accordance with GAAP would be included in determining total liabilities as shown on the lia-bility side of a balance sheet of such Person at the date as of which Indebtedness is to be determined, including, without limitation, contingent liabilities which, in accordance with such principles, would be set forth in a specific Dollar amount on the liability side of such balance sheet; (ii) liabilities or obligations of others for which such Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty) or otherwise; (iii) liabilities or obligations secured by liens on any assets of such Person, whether or not such liabilities or obligations shall have been assumed by it; (iv) liabilities or obligations of such Person, direct or contingent, with respect to letters of credit issued for the account of such Person and banker's acceptances credited for such Person; (v) obligations in the form of demand and term deposit accounts maintained by such Person; and
(vi) Asset Securitization Recourse Liabilities to the extent, but only to the extent, that such obligations have matured.

              "Interest Period" - with respect to any LIBOR Loan, each period commencing on the date such Loan is made or converted from a Loan or Loans of another type, or the last day of the next preceding Interest Period with respect to such Loan, and ending on the day that is 7 days thereafter or the first, second, third, sixth or ninth calendar month thereafter, as the Borrower may select as provided in Section 2.3 hereof, except that each such Interest Period which commences on the last London Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last London Business Day of the appropriate subsequent calendar month.

Notwithstanding the foregoing: (i) any Interest Period which commences prior to a Payment Date shall end no later than such Payment Date if the aggregate principal amount of the Loans or portions thereof to which such Interest Period would be applicable would include any portion of the aggregate principal amount of the Loans which is due and payable on such Payment Date;
(ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for LIBOR Loans, if such next succeeding London Business Day falls in the next succeeding calendar month, on the next preceding London Business Day); (iii) no more than fifteen (15) Interest Periods for LIBOR Loans shall be in effect at the same time; (iv) any Interest Period for any type of A Loan which commences before the A Commitment Termination Date shall end no later than the A Commitment Termination Date and any Interest Period for any type of B Loan which commences before the B Commitment Termination Date shall end no later than the B Commitment Termination Date; and (v) notwithstanding clauses (i) and (iv) above, no Interest Period shall have a duration of less than seven (7) days. In the event that the Borrower fails to select the duration of any Interest Period for any Loan within the time period and otherwise as provided in Section 2.3 hereof, such Loan will be automati-cally converted into a Prime Rate Loan on the last day of the preceding Interest Period for such Loan.

              "Investment" - in any Person by the Borrower:

              (a) the amount paid or committed to be paid, or the value of property or services contributed or committed to be contributed, by the Borrower for or in connection with the acquisition by the Borrower of any stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person; and

              (b) the amount of any advance, loan or extension of credit to, or guaranty or other similar obligation with respect to any Indebtedness of, such Person by the Borrower and (without duplication) any amount committed to be advanced, loaned, or extended to, or the payment of which is committed to be assured by a guaranty or similar obligation for the benefit of, such Person by the Borrower.

              "IRS" - Internal Revenue Service.

              "Latest Balance Sheet" - as defined in Section 3.9 hereof.

              "LIBOR Base Rate" - with respect to any LIBOR Loan: (i) for any Interest Period therefor which is longer than seven (7) days, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Reference Bank at approximately 10:00 a.m. London time (or as soon thereafter as practicable) two (2) London Business Days prior to the first day of such Interest Period for the offering by the Reference Bank to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the LIBOR Loan to be made by the Banks to which such Interest Period relates, and
(ii) for any Interest Period equal to seven (7) days, the one-week Eurodollar offered side rate displayed on the Telerate screen on Page 4756 thereof at approximately 10:00 a.m., New York time on the first day of such Interest Period (the "One-Week Rate"). If the Reference Bank is not participating in any LIBOR Loans during any Interest Period therefor (pursuant to Section 2.22 hereof or for any other reason), the LIBOR Base Rate for such Loans for such Interest Period shall be determined by reference to the amount of the Loan which the Reference Bank would have made had it been participating in such Loans.

              "LIBOR Loans" - Loans the interest on which is determined on the basis of rates referred to in the definition of "LIBOR Base Rate" in this
Article 1.

              "LIBOR Rate" - for any LIBOR Rate Loan for any Interest
Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to: (a) the LIBOR Base Rate for such Loan for such Interest Period; divided by (b) 1 minus the Reserve Requirement for such Loan for such Interest Period. The Agent shall use its best efforts to advise the Borrower of the LIBOR Rate as soon as practicable after each change in the LIBOR Rate; provided, however, that the failure of the Agent to so advise the Borrower on any one or more occasions shall not affect the rights of the Banks or the Agent or the obligations of the Borrower hereunder.

              "Lien" - any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature of any of the foregoing, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

              "Loan" and "Loans" - as defined in subsection 2.1(b) hereof.

              "Loan Documents" - this Agreement, the Notes, and all other documents executed and delivered in connection herewith or therewith, including all amendments, modifications and supplements of or to all such documents.

              "London Business Day" - a Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

              "Majority Banks" - Banks having 66-2/3% of the aggregate amount of the Total Commitments whether or not Loans or Swing Line Loans are outstanding hereunder.

              "Moody's" - Moody's Investors Service, Inc.

              "NCB Mortgage" - NCB Mortgage Corporation, a Delaware corporation.

              "NCCB Senior Obligations" - at any date of determination thereof, with respect to the Borrower, the sum of:

              (a) the aggregate unpaid principal amount of Senior Debt, plus

              (b)  the aggregate amount of all Capitalized Leases, plus

              (c) Restricted Guarantees computed on the basis of total outstanding contingent liability, plus

              (d)  Asset Securitization Recourse Liabilities of the
Borrower (meeting the conditions set forth in either clause (i) or clause (ii) below):

                   (i) to the extent, but only to the extent, that such obligations arise from the Borrower's obligation to repurchase receivables or other assets as a result of a default in payment by the obligor thereunder or any other default in performance by such obligor under any agreement related to such receivables; or


                   (ii) if the Borrower shall maintain a reserve account containing Cash or Securities in respect of any such obligations or shall retain or purchase a subordinated interest therein, to the extent, but only to the extent, of the amount of such reserve account or subordinated interest.

              "Note" and "Notes" - individually, each of the A Notes, the B Notes and the Swing Line Note, and collectively, all of them.

              "One-Week Rate" - as defined within the definition of LIBOR Base Rate in this Article 1.

              "Original Loan Agreement" - as defined in the first preamble hereof.

              "Paid-in-Capital" - as determined in accordance with GAAP.

              "Payment Dates" - each Quarterly Date in each year commencing with the June Quarterly Date.

              "PBGC" - as defined in Section 3.17 hereof.

              "Permitted Liens" - (i) pledges or deposits by the Borrower under workman's compensation laws, unemployment insurance laws, social security laws, or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness of the Borrower), or leases to which the Borrower is a party, or deposits to secure public or statutory obligations of the Borrower or deposits of cash or U.S. Government Bonds to secure surety, appeal, performance or other similar bonds to which the Borrower is a party, or deposits as security for contested taxes or import duties or for the payment of rent; (ii) Liens imposed by law, such as carriers', warehousemen's, materialmen's and mechanics' liens, or Liens arising out of judgments or awards against the Borrower with respect to which the Borrower at the time shall currently be prosecuting an appeal or proceedings for review; (iii) Liens for taxes not yet subject to penalties for non-payment and Liens for taxes the payment of which is being contested as permitted by Section 6.6 hereof; and (iv) Liens incidental to the conduct of the business of the Borrower or to the ownership of its property which were not incurred in connection with Indebtedness of the Borrower, all of which Liens do not in the aggregate materially detract from the value of the properties to which they relate or materially impair their use in the operation of the business of the Borrower.



              "Person" - an individual, a corporation, a partnership, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, a court, or any other legal entity, whether acting in an undivided fiduciary or other capacity.

              "Plan" - at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by the Borrower or any member of the Controlled Group for employees of the Borrower, or by the Borrower for any other member of such Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contribu-tions.

              "Post-Default Rate" - (i) in respect of any Loans not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such Loans are paid in full equal to (a) if such Loans are Prime Rate Loans, 2% above the Prime Rate as in effect from time to time for Prime Rate Loans, or (b) if such Loans are LIBOR Loans, 2% above the rate of interest in effect thereon at the time of such default until the end of the then current Interest Period therefor and, thereafter, 2% above the Prime Rate as in effect from time to time for Prime Rate Loans; and (ii) in respect of other amounts payable by the Borrower hereunder (other than interest) not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such other amounts are paid in full equal to 2% above the Prime Rate as in effect from time to time for Prime Rate Loans.

              "Prime Rate" - the interest rate established from time to time by Fleet as its prime rate at the Principal Office. Notwithstanding the foregoing, the Borrower acknowledges the fact that Fleet may regularly make domestic commercial loans at rates of interest less than the rate of interest referred to in the preceding sentence. Each change in any interest rate provided for herein based upon the Prime Rate resulting from a change in the Prime Rate shall take effect at the time of such change in the Prime Rate.

              "Prime Rate Loans" - Loans (including Swing Line Loans) which bear interest at a rate based upon the Alternate Base Rate.

              "Principal Office" - the principal office of Fleet presently located at 10 Exchange Place, Jersey City, New Jersey 07302.

              "Property" - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

              "Qualified Assets" - as at any date of determina-tion thereof, the sum of the following items (a), (b) and (c) owned by the
Borrower:

              (a) the principal amount of all promissory notes and other interest bearing obligations acquired by the Borrower in the ordinary course of its business less (i) reserves for credit losses applicable thereto, and
(ii) unearned income;

              (b)  Cash on hand and in banks; and

              (c) Investments other than "Restricted Investments" (as such term is defined in the Senior Note Agreements as in effect on the date hereof).

              "Quarterly Dates" - the last day of each December, March, June and September, the first of which shall be the first such day after the date of this Agreement, provided that, if any such date is not a Business Day or a London Business Day, the relevant Quarterly Date shall be the next succeeding Business Day (for Prime Rate Loans or payments of the Commitment
Fee) or London Business Day (for LIBOR Loans) (or, in the case of LIBOR Loans, if the next succeeding London Business Day falls in the next succeeding calendar month, then the next preceding London Business Day).

              "Quarterly Fiscal Dates" - the last day of the Borrower's fiscal quarters.

              "Ratings" - shall mean the ratings from time to time established by the Rating Agencies for senior, unsecured, non-credit enhanced long-term debt of the Borrower.

              "Ratings Agencies" - Moody's and S&P.

              "Reference Bank" - (i) for purposes of determining the rates referred to in the definition of "LIBOR Base Rate" in this Article 1, the non-United States office or offices or international banking facility or facilities of Fleet as Fleet may from time to time select, and (ii) for all other purposes hereunder, the Principal Office.

              "Refunded Swing Line Loans" - as defined in subsection
2.1(c) hereof.
              "Regulation D" - Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

              "Regulatory Change" - as to any Bank, any change after the date of this Agreement in United States federal, state or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States federal, state, or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

              "Rentals" - shall mean and include all fixed rentals
(including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Borrower, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Borrower (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

              "Reserve Requirement" - for any LIBOR Loans for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding One Billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against: (i) any category of liabilities which includes deposits by references to which the LIBOR Rate for LIBOR Loans is to be determined as provided in the definition of "LIBOR Base Rate" in this
Article 1, or (ii) any category of extensions of credit or other assets which include LIBOR Loans.

              "Restricted Guarantees" - at any time means all "guarantees" (as defined in Section 7.3 hereof) by the Borrower of obligations of others that constitute sum certain obligations at the time such Guarantees are incurred.

              "Retained Earnings" - the consolidated retained earnings account (whether allocated or unallocated) of the Borrower and its Subsidiaries determined as of any date in accordance with GAAP consistent with those applied in the preparation of the Borrower's consolidated statement of financial condition for the fiscal year ended December 31, 1996.

              "S&P" - Standard & Poor's Corporation.

              "Securities Act" - the Securities Act of 1933, as amended.

              "Security" - the meaning ascribed thereto in Section 2(1) of the Securities Act; provided, however, that Asset Securitization Recourse Liabilities shall not constitute "Securities" except (i) to the extent that such obligations arise from the Borrower's obligation to repurchase receivables or other assets as a result of a default in payment by the obligor thereunder or any other default in performance by such obligor under any agreement related to such receivables or (ii) if the Borrower shall maintain a reserve account containing Cash or Securities in respect of any such obligations or shall retain or purchase a subordinated interest therein to the extent of the amount of such reserve account or subordinated interest.

              "Selected Banks" - the Banks which are signatories to this Agreement and the one hundred largest commercial banks which either are United States national banking associations or are chartered under the laws of a state of the United States and which have ratings by Thomson BankWatch, Inc. no lower than B/C.

              "Senior Debt" - all Indebtedness of the Borrower for borrowed money that is not expressed to be subordinate or junior to any other Indebtedness, including, without limitation, under this Agreement or the Senior Note Agreements.
              "Senior Notes" - the Senior Notes issued by the Borrower in the aggregate principal amount of $137,000,000 under the terms and conditions of the Senior Note Agreements.

              "Senior Note Agreements" - collectively, (i) the separate Assumption Agreement and Amended and Restated Senior Note Agreements, dated as of December 1, 1993, as amended December 10, 1996 in respect of the Borrower's Amended and Restated 8.18% Series A Senior Notes due June 24, 1997, Amended and Restated 8.32% Series B Senior Notes due December 24, 1997, and 8.44% Series C Senior Notes due June 24, 1998; (ii) Note Purchase Agreement dated as of December 16, 1994, as amended December 5 and December 10, 1996 in respect of the Borrower's 8.84% Series A Senior Notes due March 31, 2000, 8.85% Series B Senior Notes due March 31, 2000, and 7.96% Series C Senior Notes due March 31, 2000; (iii) Master Shelf Agreement dated as of December 30, 1994, as amended December 6, 1996, in respect of up to $50,000,000 of Senior Notes, pursuant to which there were issued $30,000,000 in 7.15% Senior Notes due December 29, 2001; and (iv) Senior Note Agreements dated December 15, 1995, as amended December 6, 1996, in respect of the Borrower's 6.60% Series D Senior Notes due December 31, 2002, and 6.59% Series E Senior Notes due December 31, 2002.

              "SPV" - the meaning assigned to such term in the definition of "Asset Securitization" in this Article 1, and, NCB I, Inc. and any other Subsidiary of the Borrower having powers limited to the holding of regular or residual interests arising out of Asset Securitizations.

              "Subsidiary" - with respect to any Person, any corporation, partnership or joint venture whether now existing or hereafter organized or acquired: (i) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contin-gency) are at the time owned by such Person and/or one or more Subsidiaries of such Person or (ii) in the case of partnership or joint venture in which such Person is a general partner or joint venturer or of which a majority of the partnership or other ownership interests are at the time owned by such Person and/or one or more of its Subsidiaries.

              "Swing Line Loan Commitment" - $20,000,000 as the same may be reduced pursuant to Section 2.2 hereof.

              "Swing Line Loan(s)" - Loans made by Fleet, in its capacity as Swingline Lender, pursuant to subsection 2.1(c) hereof.

              "Swing Line Lender" - Fleet in its individual capacity as lender of Swing Line Loans under this Agreement.

              "Total Commitment" - as to each Bank, the sum of its A Commitment and its B Commitment.

              "Unused Commitment" - as at any date, for each Bank, the difference, if any, between: (i) the Total Commitment for such Bank as the same may be reduced pursuant to Sections 2.1, 2.2 and 2.3 hereof; and (ii) the then aggregate outstanding principal amount of all Loans and Swing Line Loans made by such Bank.

         (b) Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given to them in accordance with GAAP, except that references in Article 5 to GAAP shall be deemed to refer to such principles as in effect on the date of the financial statements delivered pursuant thereto.

         (c) This Agreement shall become effective, and the Original Loan Agreement shall be amended and restated pursuant hereto, on the Effective Date, provided that all of the conditions precedent set forth in Section 4.1 hereof shall have been satisfied on or before such date.

    Article 2.     Commitments and Loans.

         Section 2.1    Loans.

              (a) A Loans. Each Bank hereby severally agrees to make loans to the Borrower during the A Credit Period to and including the A Com-mitment Termination Date in an aggregate principal amount at any one time outstanding up to, but not exceeding, the A Commitment of such Bank as then in effect (individually an "A Loan" and, collectively, the "A Loans"). Subject to the terms of this Agreement, during the A Credit Period, the Borrower may borrow, prepay (as provided in Section 2.9 hereof) and reborrow the amount of the A Commitments by means of Prime Rate Loans or LIBOR Loans and convert A Loans of one type into A Loans of another type (as provided in Section 2.8 hereof).

              (b) B Loans. (i) Each Bank hereby severally agrees to make loans to the Borrower during the B Credit Period to and including the B Commitment Termination Date in an aggregate principal amount at any one time outstanding up to, but not exceeding, the B Commitment of such Bank as then in effect (individually a "B Loan" and, collectively, the "B Loans"; and together with the A Loans, collectively referred to as the "Loans" and individually a "Loan"). Subject to the terms of this Agreement, during the B Credit Period the Borrower may borrow, prepay (as provided in Section 2.9 hereof) and reborrow the amount of the B Commitments by means of Prime Rate Loans or LIBOR Loans and convert B Loans of one type into B Loans of another type (as provided in Section 2.8 hereof).

                  (ii) The B Commitment Termination Date may be extended for a one year period upon the satisfaction of the following conditions:

                        (A)  The Borrower shall have given notice to
the Agent and the Banks of its desire to extend the then current B Commitment Termination Date at least one hundred twenty (120) days prior to the then current B Commitment Termination Date; and

                        (B)  All of the Banks shall have agreed in
writing to such extension sixty (60) days prior to the then current B Commitment Termination Date.

              (c)  Swing Line Loans.

                   (i) The Swing Line Lender hereby agrees, subject to the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Swing Line Lender's B Commitment available to the Borrower from time to time during the period from the Effective Date through but excluding the B Commitment Termination Date in an aggregate principal amount of up to the Swing Line Loan Commitment by making Swing Line Loans to the Borrower. In no event shall (A) the aggregate principal amount of the Swing Line Loans outstanding at any time exceed the Swing Line Loan Commitment, (B) the aggregate principal amount of B Loans made by the Swing Line Lender and the Swing Line Loans outstanding at any time exceed the B Commitment of the Swing Line Lender as then in effect, or (C) the Swing Line Loan Commitment exceed the Swing Line Lender's B Commitment.

                  (ii)  The Swing Line Lender's Swing Line Loan
Commitment shall expire on the B Commitment Termination Date and the outstanding principal amount of the Swing Line Loans shall be paid in full no later than the B Commitment Termination Date. Amounts borrowed by the Borrower under this subsection 2.1(c) may be by means of Prime Rate Loans only.

                 (iii) (A) The Swing Line Lender shall give each Bank notice of the making of each Swing Line Loan on the date such Swing Line Loan is made and each Bank hereby agrees, subject to this subsection, to make a B Loan in an amount equal to such Bank's pro rata share (according to but not in excess of its B Commitment) of the amount of the Swing Line Loans ("Refunded Swing Line Loans") outstanding on the next Business Day immediately following the date such notice is given. In the case of B Loans made by the Banks under the immediately preceding sentence, each such Bank shall make the amount of its B Loan available to the Swing Line Lender in same day funds at the Principal Office not later than 1:00 p.m. (New York time) on the Business Day next succeeding the Business Day after the date such notice is given regardless of whether the conditions precedent set forth in Section 4.2 hereof to the making of the Swing Line Loan are then satisfied provided such conditions precedent were satisfied at the time the Swing Line Lender made such Swing Line Loan. The proceeds of such B Loans shall be immediately delivered to the Swing Line Lender and applied to repay the Refunded Swing Line Loans. On the day such B Loans are made, Refunded Swing Line Loans shall be deemed to be paid with the proceeds of the B Loan made by each Bank and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall be due as a B Loan made by each Bank (including Fleet).

                        (B)  The Borrower authorizes the Swing Line
Lender to charge the Borrower's account with the Swing Line Lender in order to immediately pay the Swing Line Lender the amount of such Refunded Swing Line Loans to the extent amounts received from the Banks are not sufficient to repay in full such Refunded Swing Line Loans.

                        (C)  If any portion of any amount paid (or
deemed to be paid) to the Swing Line Lender should be recovered from the Swing Line Lender by or on behalf of the Borrower in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Banks proportionately in accordance with their respective B Commitments; provided, however, that in the case of amounts recovered from the Swing Line Lender in respect of amounts charged against the Borrower's account, the loss of the amount so recovered shall be shared ratably by all the Banks whose B Loans made pursuant to this paragraph were less than each such respective Bank's pro rata share of the Refunded Swing Line Loans.

                        (D) Each Bank's obligation to make the B Loans referred to in this paragraph shall be absolute and unconditional provided that the conditions precedent to the making of Swing Line Loan(s) set forth in
Section 4.2 hereof are satisfied at the time the Swing Line Lender made such Swing Line Loan and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Swing Line Lender, the Borrower, or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any of its Subsidiaries;
(iv) the acceleration or maturity of any Loans or the termination of the B Commitments after the making of any Swing Line Loan; (v) any breach of this Agreement by any party to this Agreement, Agent or any other Bank; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  (iv) In the event that the Borrower or any of its Subsidiaries has filed for protection under the bankruptcy code or otherwise if the Swing Line Lender requests, each Bank shall acquire without recourse or warranty an undivided participation interest equal to such Bank's pro rata share (according to but not in excess of its B Commitment) of any Swing Line Loan otherwise required to be repaid by such Bank pursuant to the preceding paragraph by paying to the Swing Line Lender on the date on which such Bank would otherwise have been required to make a B Loan in respect of such Swing Line Loans pursuant to the preceding paragraph in immediately available funds, an amount equal to such Bank's pro rata share (according to its B Commitment) of such Swing Line Loan and no B Loans shall be made by such Bank pursuant to the preceding paragraph. If such amount is not in fact made available to the Swing Line Lender by that Bank on the date when B Loans would otherwise be required to be made pursuant to the preceding paragraph, the Swing Line Lender shall be entitled to recover such amount on demand from that Bank together with interest accrued from such date at the customary rate set by the Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the rate of interest then applicable to Prime Rate Loans. From and after the date on which any Bank purchases an undivided participation interest in a Swing Line Loan pursuant to this paragraph, the Swing Line Lender shall promptly distribute to such Bank such Bank's pro rata share (according to its B Commitment) of all payments of principal and interest in respect of such Swing Line Loans.

                   (v)  A copy of each notice given by the Swing Line
Lender to the Banks pursuant to the subparagraph (iii) above shall be promptly delivered by the Swing Line Lender to the Borrower. Upon the making of a B Loan by a Bank, the amount so funded shall become due under such Bank's B Note and shall no longer be owed under the Swing Line Note.

                  (vi) Notwithstanding anything herein to the contrary, the Swing Line Lender shall not be obligated to make any Swing Line Loans if it has elected after the occurrence and during the continuation of an Event of Default not to make Swing Line Loans and has notified the Borrower in writing or by telephone (promptly confirmed in writing) of such election. The Swing Line Lender shall promptly give notice to the Banks of such election not to make Swing Line Loans.

         Section 2.2    Reductions in Total Commitments.

              The Borrower shall be entitled to reduce the Total
Commitments provided that the Borrower shall give notice of such reduction to the Banks as provided in Section 2.3 hereof and that any partial reduction of the Total Commitments shall be in an aggregate amount equal to Ten Million ($10,000,000) Dollars or an integral multiple thereof. Any such reduction shall be permanent and irrevocable. Any reduction of the B Commitments made pursuant to this Section 2.2, Section 2.3 or Article 8 hereof which reduces the B Commitments below the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the B Commitment, as so reduced, without any further action on the part of the Swing Line Lender.

         Section 2.3    Notices Relating to Loans
                        and Swing Line Loans.

              (a) The Borrower shall give the Agent notice of each borrowing, reborrowing, conversion and prepayment of each Loan and of the duration of each Interest Period applicable to each LIBOR Rate Loan and each termination or reduction of the Total Commitment (in each case, a "Borrowing Notice"), as follows:


                   (i) In the case of the borrowing or reborrowing of a Prime Rate Loan (other than a Swing Line Loan which is governed by subsection
(b) hereof) or a One-Week Rate Loan, the Borrower shall give notice (by telex, telegram or telecopier, or by telephone confirmed in writing promptly thereafter) to the Agent no later than 1:30 p.m., New York time, on the date of such borrowing.

                 (ii) In the case of the borrowing or reborrowing of a LIBOR Loan (other than a One-Week Rate Loan), the Borrower shall give notice (by telex, telegram or telecopier or by telephone confirmed in writing promptly thereafter) to the Agent three (3) London Business Days prior to such borrowing of the proposed Loan hereunder.

                (iii) In the case of each notice of conversion of Loans of one type into Loans of another type, prepayment and in the case of each reduction of the Total Commitment, the Borrower shall give notice (by telex, telegram or telecopier or by telephone confirmed in writing promptly thereafter) to the Agent three (3) Business Days prior to the date of the proposed conversion, prepayment or reduction of Total Commitments except as otherwise provided in subsection 2.25(b) hereof.

         Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Agent may act without liability upon the basis of a telephonic notice believed by the Agent in good faith to be from the Treasurer or Assistant Treasurer of the Borrower or any employee of the Borrower designated in writing to the Agent by the Treasurer of the Borrower prior to the receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Agent's record of the terms of such telephonic notice. Each such notice of borrowing, reborrowing, conversion or prepayment shall specify the amount (subject to Section 2.1 hereof) and type of the Loans (including whether the Loan to be borrowed is an A Loan or a B
Loan) to be borrowed, converted or prepaid (and, in the case of a conversion, the type of Loans to result from such conversion), the maturity date if less than 270 days, the duration of each Interest Period applicable to each LIBOR Loan, the date of borrowing, reborrowing, conversion or prepayment (which shall be a Business Day in the case of each borrowing, reborrowing, conversion, prepayment of Prime Rate Loans and a London Business Day in the case of each borrowing, conversion or prepayment of LIBOR Loans). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. Each such notice shall also direct the Agent to disburse the proceeds of such Loan by wire transfer or otherwise, but in any event, in immediately available funds, by depositing such proceeds in an account of the Borrower, designated by the Borrower, and maintained with the Agent. Any such Loans so made shall be conclusively presumed to have been made to or for the benefit of the Borrower when deposited to any account of the Borrower with the Agent even though Persons, other than those authorized to borrow on behalf of the Borrower, may have authority to draw against such account. The Agent shall notify the Banks of the content of each such notice promptly after its receipt thereof.

              (b) In the case of the borrowing or reborrowing of a Swing Line Loan, the Borrower shall give notice (by telex, telegram, or telecopier or by telephone confirmed in writing promptly thereafter) to the Swing Line Lender no later than 3:30 p.m., New York time, on the date of such borrowing.

         Section 2.4    Fees.

              The Borrower shall pay to the Agent for the account of each Bank a commitment fee (the "Commitment Fee") on the amount of each Bank's Commitment, for the period from the date hereof to and including the earlier of the date such Bank's Total Commitment is terminated or the A Commitment Termination Date, at the rate per annum equal to the Commitment Fee Percentage from time to time in effect on the Total Commitments. The accrued Commitment Fee shall be payable on the Quarterly Dates, and on the earlier of the date
(i) the Total Commitments are terminated, or (ii) the A Commitment Termination Date.

         Section 2.5    Lending Offices.

              The Loans of each type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such type. The Swing Line Loans made by the Swing Line Lender shall be made and maintained at the Swing Line Lender's Applicable Lending Office.

         Section 2.6    Several Obligations.

              The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve the other Banks of their respective obligations to make their Loans on such date, but no Bank shall be responsible for the failure of the other Banks to make Loans to be made by such other Banks.

         Section 2.7    Borrowings.

              (a) The Borrower shall give the Agent notice of each borrowing hereunder as provided in Section 2.3 hereof. Not later than 3:00 p.m. on the date specified for each borrowing hereunder (other than a borrowing in respect of a Swing Line Loan which is governed by subsection 2.1(c) hereof), each Bank shall transfer to the Agent, by wire transfer or otherwise, but in any event in immediately available funds, the amount of the Loan to be made by it on such date, and the Agent, upon its receipt thereof, shall disburse such sum in accordance with the directions of the Borrower contained in the Borrowing Notice relating to such Loan.
              (b)  Notwithstanding anything contained in any Borrowing
Notice to the contrary, the Loans (other than Swing Line Loans) shall be disbursed in the following order of priority: (i) first, the A Loans, then
(ii) the B Loans.

         Section 2.8    Conversions of Loans.

              The Borrower shall have the right to convert Loans of one type into Loans of another type from time to time, provided that: (i) the Borrower shall give the Agent notice of each such conversion as provided in
Section 2.3 hereof; (ii) LIBOR Loans may be converted only on the last day of an Interest Period for such Loans; and (iii) except as required by Sections 2.23, or 2.24 hereof, no Prime Rate Loan may be converted into a LIBOR Loan if on the proposed date of conversion a Default or an Event of Default exists. Notwithstanding the foregoing, Swing Line Loans may not be converted into LIBOR Loans. The Agent shall use its best efforts to notify the Borrower of the effectiveness of such conversion, and the new interest rate to which the converted Loans are subject, as soon as practicable after the conversion; pro-vided, however, that any failure to give such notice shall not affect the Borrower's obligations, or the Agent's or the Banks' rights and remedies, hereunder in any way whatsoever.

         Section 2.9    Prepayments.

              (a)  The Borrower shall have the right to prepay the Prime
Rate Loans (other than the Swing Line Loans) from time to time in whole or in part, provided that the Borrower shall give the Agent notice of each such prepayment as provided in Section 2.3 hereof.

              (b) All prepayments of the Loans shall be made together with payment of all interest accrued on the amount prepaid, but without premium or penalty.

         Section 2.10   Use of Proceeds of Loans.

              The proceeds of the Loans made hereunder may be used by the Borrower solely: (A) for the repayment in full of all indebtedness outstanding under the Original Loan Agreement, (b) general corporate purposes, and (c) for working capital purposes, including to finance the Borrower's loan originations and to back the issuance of commercial paper.

         Section 2.11   Payment of Loans.

              (a) With respect to each Prime Rate Loan or LIBOR Loan made hereunder in respect of the A Commitment, the Borrower shall pay to the Agent for the account of the Banks on the earliest of the A Commitment Termination Date or 270 days after the making of such A Loan or such shorter period as the Borrower shall specify in the Borrowing Notice in connection with such A Loan, the unpaid principal of such Prime Rate Loan or LIBOR Loan outstanding on such date.

              (b) With respect to each Prime Rate Loan or LIBOR Loan made hereunder in respect of the B Commitment, the Borrower shall pay to the Agent for the account of the Banks on the earliest of the B Commitment Termination Date or 270 days after the making of such B Loan or such shorter period as the Borrower shall specify in the Borrowing Notice in connection with such B Loan, the unpaid principal of such Prime Rate Loan or LIBOR Loan outstanding on such date.

              (c) With respect to each Swing Line Loan made hereunder, the Borrower shall pay to the Swing Line Lender on the B Commitment Termination Date the unpaid principal of any Swing Line Loan outstanding on such date.

         Section 2.12   Interest.

              The Borrower shall pay to the Agent for the account of each Bank interest on the unpaid principal amount of each Loan and each Swing Line Loan, if any, made by such Bank for the period commencing on the date of such Loan until such Loan shall be paid in full, at the following rates per annum:

                   (a)  During such periods such Loan is a Prime Rate
Loan, the Alternate Base Rate; provided, however, that the interest rate applicable to any Prime Rate Loan on any day during the period commencing on December 15 of any year and ending on January 2 of the following year shall be equal to the sum of (x) the Federal Funds Rate charged to the Reference Bank (as reasona-bly determined by the Reference Bank) on overnight federal funds transfers arranged by federal funds brokers with member banks of the Federal Reserve System (or, if such day is not a Business Day, on the next preceding Business Day) plus (y) 1.5%; and

                   (b) During such periods such Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBOR Rate for such Loan for such Interest Period plus the Applicable Margin.

                   (c) For any day when the aggregate outstanding principal amount of Loans shall be greater than $156,000,000, in addition to the interest otherwise due and payable hereunder, the Borrower shall pay to the Agent for the account of each Bank Additional Interest on the aggregate amount of all outstanding Loans. Such interest shall commence to accrue on each date (and so long as) the aggregate principal amount of Loans is in excess of $156,000,000 and shall be payable as set forth in subsection (d) below.
                   (d) Notwithstanding the foregoing, the Borrower shall pay interest on any Loan or any installment thereof, and on any other amount payable by the Borrower hereunder (other than interest) which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof until the same is paid in full at the applicable Post-Default Rate. Except as hereinafter provided, accrued interest on each Loan shall be payable (a) in the case of a Prime Rate Loan, quarterly on the Quarterly Dates, (b) in the case of a LIBOR Loan, on the last day of each Interest Period for such Loan (and, if such Interest Period exceeds three months' duration, quarterly, commencing on the first quarterly anniversary of the first day of such Interest Period), and
(c) in the case of any Loan, upon the payment or prepayment thereof or the conversion thereof into a Loan of another type (but only on the principal so paid, prepaid or converted). Additional Interest will be deemed to be payable first on outstanding Prime Rate Loans and next on outstanding LIBOR Loans and will be paid quarterly in arrears on the Quarterly Dates. Interest which is payable at the Post-Default Rate shall be payable from time to time on demand of the Agent or any Bank. Promptly after the establishment of any interest rate provided for herein or any change therein, the Agent will notify the Banks and the Borrower thereof.

         Section 2.13   Notes.

              (a) The A Loans made by each Bank shall be evidenced by a single promissory note of the Borrower (a "A Note" and, collectively, the "A Notes") in substantially the form of Exhibit A-1 hereto, dated the Effective Date, payable to the order of such Bank in a principal amount equal to such Bank's A Commitment as originally in effect and otherwise duly completed. All A Loans made by each Bank hereunder and all payments and prepayments made on account of the principal thereof, and all conversions of such A Loans shall be recorded by such Bank on the schedule attached to the relevant A Note (provided that any failure by such Bank to make any such endorsement shall not affect the obligations of the Borrower hereunder or under such A Note in respect of such A Loans).

              (b) The B Loans made by each Bank shall be evidenced by a single promissory note of the Borrower (a "B Note" and, collectively, the "B Notes") in substantially the form of Exhibit A-2 hereto, dated the Effective Date, payable to the order of such Bank in a principal amount equal to such Bank's B Commitment as originally in effect and otherwise duly completed. All B Loans made by each Bank hereunder and all payments and prepayments made on account of the principal thereof, and all conversions of such B Loans shall be recorded by such Bank on the schedule attached to the relevant B Note (provided that any failure by such Bank to make any such endorsement shall not affect the obligations of the Borrower hereunder or under such B Note in respect of such B Loans).

              (c) The Swing Line Loans made by the Swing Line Lender shall be evidenced by a single promissory note of the Borrower (the "Swing Line Note") substantially in the form of Exhibit A-3 hereto, dated the Effective Date, payable to the order of the Swing Line Lender in a principal amount equal to the Swing Line Loan Commitment and otherwise duly completed. All Swing Line Loans made by the Swing Line Lender hereunder and all payments and prepayments on account of the principal thereof shall be recorded by the Swing Line Lender on the schedule attached to the Swing Line Note (provided, that any failure by the Swing Line Lender to make such endorsement shall not affect the obligations of the Borrower hereunder or under the Swing Line
Note).

         Section 2.14   Payments.

              All payments of principal, interest, fees and other charges (including indemnities) payable by the Borrower hereunder shall be made in Dollars, in immediately available funds, to the Agent at the Principal Office not later than 12:00 Noon, New York City time, on the date on which such payment shall become due (and the Agent or any Bank for whose account any such payment is to be made may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower with the Agent or such Bank, as the case may be). Additional provisions relating to payments are set forth in Section 10.3 hereof. Each payment received by the Agent hereunder for the account of a Bank or the Swing Line Lender shall be paid promptly to such Bank or Swing Line Lender, in like funds, for the account of such Bank's or Swing Line Lender's Applicable Lending Office for the Loan or Swing Line Loan in respect of which such payment is made.

         Section 2.15   Pro Rata Treatment.

              Except as otherwise provided herein: (i) each borrowing from the Banks under Section 2.1 hereof (other than the Swing Line Loan) will be made from the Banks and each payment of each fee shall be made for the account of the Banks, pro rata according to their respective Unused Commitments; (ii) each partial reduction of the aggregate Total Commitment shall be applied to the Total Commitment of each Bank, pro rata according to each Bank's respective Total Commitment, (iii) each conversion of Loans of a particular type under Section 2.8 hereof (other than conversions provided for by Section 2.21 or 2.22 hereof) will be made pro rata among the Banks holding Loans of such type according to the respective principal amounts of such Loans held by such Banks; (iv) each payment and prepayment of principal of or interest on Loans of a particular type will be made to the Agent for the account of the Banks holding Loans of such type pro rata in accordance with the respective unpaid principal amounts of such Loans held by such Banks; and
(v) Interest Periods for Loans of a particular type shall be allocated among the Banks holding Loans of such type pro rata according to the respective principal amounts of such Loans held by such Banks.
         Section 2.16   Computations.

              Interest on all Loans and the Commitment Fee shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last) occurring in the period for which pay-able.

         Section 2.17   Minimum Amounts of Borrowings,
                        Conversions, Prepayments and
                        Interest Periods.

              (a) Except for borrowings, conversions and prepayments which exhaust the full remaining amount of the Total Commitments (in the case of borrowings) or result in the conversion or prepayment of all Loans of a particular type (in the case of conversions or prepayments) or conversions made pursuant to Section 2.23 hereof, each borrowing, each conversion of Loans of one type into Loans of another type and each prepayment of principal of Loans hereunder shall be in an amount at least equal to Two Million ($2,000,000) Dollars or a multiple of $1,000,000 (borrowings, conversions and prepayment of different types of Loans at the same time hereunder to be deemed separate borrowings, conversions and prepayments for purposes of the foregoing, one for each type).

              (b)  Except for borrowings which exhaust the Swing Line
Loan Commitment, each borrowing of principal of the Swing Line Loans hereunder shall be in an amount at least equal to Two Million ($2,000,000) Dollars or a multiple of $1,000,000.

         Section 2.18   Non-Receipt of Funds by the Agent.

              Unless the Agent shall have been notified by a Bank or the Borrower (the "Payor") prior to the time upon which such Bank is to make payment to the Agent of the proceeds of a Loan (including a Refunded Swing Line Loan) to be made by it hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, repay to the Agent the amount made available to it together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day (when the recipient is a Bank) or equal to the rate of interest applicable to such Loan (when the recipient is the Borrower).

         Section 2.19   Sharing of Payments, Etc.

              The Borrower hereby agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it at any of its offices against any principal of or interest on any of its Loans hereunder, or any fee payable to it, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof, provided that its failure to give such notice shall not affect the validity thereof.
If a Bank shall effect payment of any principal of or interest on Loans held by it under this Agreement through the exercise of any right of set-off, banker's lien, counterclaim or similar right, it shall promptly purchase from the other Banks participations in the Loans held by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such payment pro rata in accordance with the unpaid principal and interest on the Loans held by each of them. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or other-wise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Bank so purchasing a participation in the Loans held by the other Banks may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans in the amount of such par-ticipation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

         Section 2.20   Additional Costs.

              (a) (i) The Borrower shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any costs incurred by such Bank which such Bank determines are attributable to its making or maintaining any LIBOR Loans or its Total Commitment hereunder or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or Total Commitments (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Note in respect of any of such Loans (other than taxes imposed on the overall net income of such Bank or its Applicable Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or (ii) imposes or modifies any reserve, special deposit or similar requirements relating to or any deposits with or other liabilities of, such Bank (including any deposits referred to in the definition of "LIBOR Base Rate" in Article 1 hereof); or (iii) imposes any other conditions affecting this Agreement in respect of the LIBOR Loans. Each Bank will notify the Borrower and the Agent of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Section 2.20 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Each Bank will furnish the Borrower and the Agent with a certificate setting forth the basis and amount of each request for such Bank for compensation from the Borrower under this Section 2.20. The Borrower may, by notice to such Bank (with a copy to the Agent), require that such Bank's Loans of the type with respect to which such compensation is requested be converted into Prime Rate Loans or LIBOR Loans, as the case may be, in accordance with Sections 2.8 and 2.23 hereof.

                  (ii) Without limiting the effect of the foregoing provisions of this Section 2.20, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Bank to make, and to convert Loans of any other type into, Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (and all Loans of such type of such Bank then outstanding shall be converted into Prime Rate Loans or LIBOR Loans, as the case may be, in accordance with Section 2.8 and 2.23 hereof).

              (b) If any existing or future law or regulation or the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, either imposes, modifies, deems applicable or results in the application of, any capital maintenance, capital ratio or similar requirement against loan commitments made by any Bank and the result thereof is to impose upon such Bank or increase any capital requirement applicable as a result of the making or maintenance of such Bank's Total Commitment (which imposition of or increase in capital requirements may be determined by the Bank's reasonable allocation of the aggregate of such capital impositions or increases) then, upon demand by such Bank (a copy of which demand shall be delivered to the Agent), the Borrower shall immediately pay to the Bank from time to time specified by the Bank, such additional fees as shall be sufficient to compensate the Bank for such imposition of or increase in capital require-ments. Such Bank will furnish the Borrower and the Agent with a certificate setting forth the basis and amount of each request by such Bank for compensation from the Borrower under this Section 2.20. The Borrower may, by notice to such Bank (with a copy to the Agent), require that such Bank's Loans of the type with respect to which such compensation is requested be converted into Prime Rate Loans or LIBOR Loans, as the case may be, in accordance with
Section 2.8 and 2.23 hereof.

              (c)  Determinations by any Bank for purposes of this
Section 2.20 of the effect of any Regulatory Change on its costs of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, shall be conclusive, absent manifest error.

         Section 2.21   Limitation on Types of Loans.

              Anything herein to the contrary notwithstanding, if, on or prior to the determination of an interest rate for any LIBOR Loans for any Interest Period therefor:

              (a) the Majority Banks determine (which determination shall be conclusive absent manifest error) that, by reason of any event affecting the money markets in the United States or the London interbank market, quotations of interest rates for the relevant deposits are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans under this Agreement, or

              (b) the Majority Banks determine (which determination shall be conclusive absent manifest error) that the rates of interest referred to in the definition of "LIBOR Base Rate" in Article 1 hereof upon the basis of which the rate of interest on any LIBOR Loans for such period is determined do not accurately reflect the cost to the Banks of making or maintaining such Loans for such period;

then the Agent shall give the Borrower and each Bank prompt notice thereof (and shall thereafter give the Borrower and each Bank prompt notice of the cessation, if any, of such condition), and so long as such condition remains in effect, the Banks shall be under no obligation to make Loans of such type or to convert Loans of any other type into Loans of such type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected type either prepay such Loans in accordance with Section 2.9 hereof or convert such Loans into Loans of another type in accordance with Section 2.8 hereof.
         Section 2.22   Illegality.

              Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to (i) honor its obligation to make LIBOR Loans hereunder, or (ii) maintain LIBOR Loans hereunder, then such Bank shall promptly notify the Borrower thereof in writing (with a copy to the Agent), describing such illegality in reasonable detail (and shall thereafter promptly notify the Borrower and the Agent of the cessation, if any, of such illegality), and such Bank's obligation to make LIBOR Loans and to convert Prime Rate Loans into LIBOR Loans hereunder shall, upon written notice given by such Bank to the Borrower, be suspended until such time as such Bank may again make and main-tain LIBOR Loans and such Bank's outstanding LIBOR Loans shall be converted into Prime Rate Loans in accordance with Sections 2.8 and 2.23 hereof.

         Section 2.23   Certain Conversions
                        Pursuant to Section 2.20.

              If the Loans of any Bank of a particular type (Loans of such type being herein called "Affected Loans" and such type being herein called the "Affected Type") are to be converted pursuant to Section 2.20 hereof, such Bank's Affected Loans shall be converted into Prime Rate Loans or LIBOR Loans of another type (the "New Type Loans") on the last day(s) of the then current Interest Period(s) for the Affected Loans (or, in the case of a conversion required by Section 2.20(b) on such earlier date as such Bank may specify to the Borrower with a copy to the Agent) and, until such Bank gives notice as provided below that the circumstances specified in Section 2.20 hereof which gave rise to such conversion no longer exist:

                   (a) to the extent that such Bank's Affected Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Affected Loans shall be applied instead to its New Type Loans;

                   (b) all Loans which would otherwise be made by such Bank as Loans of the Affected Type shall be made instead as New Type Loans and all Loans of such Bank which would otherwise be converted into Loans of the Affected Type shall be converted instead into (or shall remain as) New Type Loans; and

                   (c) if Loans of the Affected Type are subsequently converted into Loans of another type (other than New Type Loans), such Bank's New Type Loans shall be automatically converted on the conversion date into Loans of such other type to the extent necessary so that, after giving effect thereto, all Loans held by such Bank and the Banks whose Loans are so convert-ed are held pro rata (as to principal amounts, types and, to the extent applicable, Interest Periods) in accordance with their respective Total Commitments.

         Section 2.24   Indemnification.

              The Borrower shall pay to the Agent for the account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall compensate such Bank for any loss (including loss of profit), cost or expense incurred by such Bank (as reasonably determined by such Bank) as a result of:
              (a)  any payment or prepayment or conversion of a LIBOR
Loan held by such Bank on a date other than the last day of an Interest Period for such LIBOR Loan; or

              (b) any failure by the Borrower to borrow a LIBOR Loan held by such Bank on the date for such borrowing specified in the relevant Borrowing Notice under Section 2.3 hereof;

such compensation to include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow, convert or prepay to the last day of the then current Interest Period for such LIBOR Loan (or, in the case of a failure to borrow, the Interest Period for such LIBOR Loan which would have commenced on the date of such failure to borrow) at the applicable rate of interest for such LIBOR Loan provided for herein over (b) the amount of interest (as reasona-bly determined by such Bank) such Bank would have bid in the London interbank market for Dollar deposits of amounts comparable to such principal amount and maturities comparable to such period.

         Section 2.25   Termination of A Commitment
                        under Certain Circumstances.

              (a) Any Bank may terminate its A Commitment hereunder by giving written notice of such termination to the Borrower, the Agent and each other Bank not less than 364 days prior to the effective date of such termination. Once given, such notice shall be irrevocable. On the effective date of any such termination, the Borrower may either pay to the terminating Bank (the "Terminating Bank") all amounts due and owing to the Terminating Bank under this Agreement including all amounts due pursuant to Section 2.24 in connection with the prepayment of A Loans, or find a Bank or other financial institution acceptable to the Banks which would be willing to assume the Terminating Bank's A Commitment. Such Bank (the "Assuming Bank") shall execute and deliver to the Agent, an appropriately completed assumption agreement or other written instrument consented to by the Borrower and the Agent at least 20 Business Days prior to the date such assumption is to be effective providing for, among other things, the purchase by the Assuming Bank of the Terminating Bank's outstanding A Loans at a purchase price equal to the unpaid principal amount of such A Loans plus accrued and unpaid interest thereon to the date of assumption. In addition, on the date of assumption, the Borrower will pay to the Terminating Bank all amounts payable to the Terminating Bank pursuant to Section 2.24 in connection with the prepayment of any A Loans. Notwithstanding any provision in this Agreement to the contrary, no Bank may terminate its A Commitment pursuant to this subsection 2.25(a) without the consent of the Majority Banks if on the effective date of any termination provided hereby, a Default shall then have occurred and be continuing.

              (b) So long as no Default shall have occurred and be continuing on the effective date of the termination provided under this subsection 2.25(b), the Borrower may terminate the A Commitment hereunder by giving written notice of such termination to the Agent and each of the Banks not less than 364 days prior to the effective date of such termination. Once given, such notice shall be irrevocable. On the effective date of such termination, the Borrower shall pay to the Agent and to each Bank all amounts due and owing under this Agreement including amounts due under Section 2.24 in connection with the prepayment of Loans.

              (c) The Borrower and each Bank shall execute and deliver such further instruments as may be reasonably requested by the Agent to carry out the purpose of this Section 2.25.
    Article 3.  Representations and
Warranties.

         The Borrower hereby represents and warrants to the Banks and the Agent that:

         Section 3.1    Organization.

              (a) Each of the Borrower and its Subsidiaries is duly organized and validly existing under the laws of its jurisdiction of organization and has the power to own its assets and to transact the business in which it is presently engaged and in which it proposes to be engaged.
Schedule 3.1 annexed hereto accurately and completely lists the jurisdiction of incorporation of the Borrower and its Subsidiaries, and the authorized and outstanding shares of common stock of the Borrower and its Subsidiaries. All of the shares which are issued and outstanding have been duly and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 3.1, there are not outstanding any warrants, options, contracts or commitments of any kind entitling any Person to purchase or otherwise acquire any shares of capital stock of the Borrower or its Subsidiaries nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of the Borrower or any of its Subsidiaries. Except as set forth on Schedule 3.1, neither the Borrower nor any of its Subsidiaries has any Subsidiary.

              (b)  There are no jurisdictions other than as set forth on
Schedule 3.1 hereto in which the character of the properties owned or proposed to be owned by the Borrower or any of its Subsidiaries or in which the transaction of the business of the Borrower or any of its Subsidiaries as now conducted or as proposed to be conducted requires or will require the Borrower or any of its Subsidiaries to qualify to do business and as to which failure so to qualify could have a material adverse effect on the business, operations, financial condition or properties of the Borrower and its Subsidiaries, taken as a whole.

         Section 3.2    Power, Authority, Consents.

              (i) The Borrower has the power to execute, deliver and perform the Loan Documents to be executed by it, (ii) the Borrower has the power to borrow hereunder and has taken all necessary action to authorize the borrowing hereunder on the terms and conditions of this Agreement, and
(iii) the Borrower has taken all necessary action, corporate or otherwise, to authorize the execution, delivery and performance of the Loan Documents to be executed by it. No consent or approval of any Person (including, without limitation, any stockholder of the Borrower), no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no consent, license, approval, authorization or declaration of any governmental authority, bureau or agency, is or will be required in connection with the execution, delivery or performance by the Borrower, or the validity or enforcement of the Loan Documents, except as set forth on Schedule
3.2 annexed hereto, each of which either has been duly and validly obtained on or prior to the date hereof and is now in full force and effect, or is designated on Schedule 3.2 as waived by the Majority Banks.

         Section 3.3    No Violation of Law or Agreements.

              The execution and delivery by the Borrower of each Loan
Document and performance by it hereunder and thereunder, will not violate any provision of law and will not, except as set forth on Schedule 3.2 annexed hereto, conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or any charter or by-laws of the Borrower or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture to which the Borrower is a party, or by which the Borrower is bound or any of its properties or assets is affected, or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Borrower.

         Section 3.4    Due Execution, Validity,
                        Enforceability.

              This Agreement and each other Loan Document has been duly executed and delivered by the Borrower and each constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

         Section 3.5    Properties.

              All of the properties and assets owned by the Borrower or any of its Subsidiaries are owned by each of them, respectively, free and clear of any Lien of any nature whatso-ever, except Permitted Liens and as permitted by Schedule 3.5 annexed hereto.

         Section 3.6    Judgments, Actions, Proceedings.

              Except as set forth on Schedule 3.6 annexed hereto, there are no outstanding judgments, actions or proceedings pending before any court or governmental authority, bureau or agency, with respect to the Borrower or any of its Subsidiaries or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries, involving, in the case of any court proceeding, a claim in excess of $250,000, nor, to the best of the Borrower's knowledge is there any reasonable basis for the institution of any such action or proceeding which is probable of assertion, nor are there any such actions or proceedings in which the Borrower or any of its Subsidiaries is a plaintiff or complainant.

         Section 3.7    No Defaults, Compliance With Laws.

              Except as set forth on Schedule 3.7 annexed hereto, neither the Borrower nor any of its Subsidiaries is in material default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other agree-ment or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected, and each of the Borrower and its Subsidiaries has complied and is in compliance in all material re-spects with all applicable laws, ordinances and regulations non-compliance with which could have a material adverse effect on the business, operations, financial condition or properties of the Borrower or any of its Subsidiaries or on the ability of the Borrower or any of its Subsidiaries to perform their respective obligations under the Loan Documents.

         Section 3.8    Burdensome Documents.

              Except as set forth on Schedule 3.8 annexed hereto, neither the Borrower nor its Subsidiaries is a party to or bound by, nor are any of its properties or assets affected by, any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment which materially and adversely affects its business, assets or condition, financial or otherwise.

         Section 3.9    Financial Statements.

              Each of the Financial Statements is correct and complete and presents fairly the consolidated and consolidating financial position of the Borrower and its Subsidiaries, as the case may be, as at its date, and has been prepared in accordance with GAAP. As of the Effective Date, (a) neither the Borrower nor any of its Subsidiaries has any material obligation, liability or commitment, direct or contingent, which is not reflected in the Financial Statements, and (b) there has been no material adverse change in the financial position or operations of the Borrower or any of its Subsidiaries since the date of the latest balance sheet included in the Financial Statements (the "Latest Balance Sheet"). The fiscal year of the Borrower is the twelve-month period ending on December 31 in each year.

         Section 3.10   Tax Returns.

              The Borrower and each of its Subsidiaries has filed all federal, state and local tax returns required to be filed by it and has not failed to pay any taxes, or interest and penalties relating thereto, on or before the due dates thereof. Except to the extent that reserves therefor are reflected in the Financial Statements, (a) there are no material federal, state or local tax liabilities of the Borrower and its Subsidiaries due or to become due for any tax year ended on or prior to the date of the Latest Balance Sheet relating to such entity, whether incurred in respect of or measured by the income of such entity, which are not properly reflected in the Latest Balance Sheet, and (b) there are no material claims pending or, to the knowledge of the Borrower, proposed or threatened against the Borrower or any of its Subsidiaries for past federal, state or local taxes, except those, if any, as to which proper reserves are reflected in the Financial Statements.

         Section 3.11   Intangible Assets.

              The Borrower and each of its Subsidiaries possess all necessary patents, trademarks, trademark rights, trade names, trade name rights and copyrights to conduct its business as now conducted and as proposed to be conducted, without any conflict with the patents, trademarks rights, trade names, trade name rights and copyrights of others.

         Section 3.12   Regulation U.

              No part of the proceeds received by the Borrower from the Loans or the Swing Line Loans will be used directly or indirectly for the purpose of purchasing or carrying, or for payment in full or in part of Indebtedness which was incurred for the purposes of purchasing or carrying, any margin stock as such term is defined in section 221.3 of Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R.,
Chapter II, Part 221.

         Section 3.13   Name Changes.

              Except as set forth on Schedule 3.13 annexed hereto, neither the Borrower nor any of its Subsidiaries has within the six-year period immediately preceding the date of this Agreement changed its name, been the surviving entity of a merger or consolidation, or acquired all or substan-tially all of the assets of any Person.

         Section 3.14   Full Disclosure.

              None of the Financial Statements, nor any certificate, opinion, or any other statement made or furnished in writing to the Agent or any Bank by or on behalf of the Borrower or any of its Subsidiaries in connec-tion with this Agreement or the transactions contemplated herein, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading, as of the date such statement was made. There is no fact known to the Borrower which has, or would in the now foreseeable future have, a material adverse effect on the business, prospects or condition, financial or otherwise, of the Borrower or of any of its Subsidiaries, which fact has not been set forth herein, in the Financial Statements, or any certificate, opinion, or other written statement so made or furnished to the Agent or the Banks.

         Section 3.15   Employee Grievances.

              Except as set forth on Schedule 3.15 annexed hereto, there are no actions or proceedings pending or, to the best of the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries by or on behalf of, or with, its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material.

         Section 3.16   Condition of Assets.

              All of the assets and properties of the Borrower and its Subsidiaries, which are reasonably necessary for the operation of its business, are in good working condition, ordinary wear and tear excepted, and are able to serve the function for which they are currently being used.

         Section 3.17   ERISA.

              (a) Except as set forth on Schedule 3.17 annexed hereto, neither the Borrower nor any of its Subsidiaries have and has ever had, any Plan in connection with which there could arise a direct or contingent liability of the Borrower or any of its Subsidiaries to the Pension Benefit Guaranty Corporation ("PBGC"), the Department of Labor or the Internal Revenue Service ("IRS"). Neither the Borrower nor any of its Subsidiaries is a par-ticipating employer (i) in any Plan under which more than one employer makes contributions as described in Sections 4063 and 4064 of ERISA, or (ii) in a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

              (b) All references to the Borrower or its Subsidiaries in this Section 3.17 or in any other Section of this Agreement relating to ERISA, shall be deemed to refer to the Borrower and its Subsidiaries and all other entities which are, together with the Borrower, part of a Controlled Group.

    Article 4.     Conditions to the Closing
                   and to the Making of the Loans.

         Section 4.1    Conditions to the Closing.

              This Agreement, and the amendment and restatement of the Original Loan Agreement pursuant hereto, shall become effective on the Effective Date, provided that each of the following conditions precedent shall have been fulfilled to the satisfaction of each of the Banks on or prior to the Effective Date:
                        (a) The Borrower shall have executed and delivered to each Bank a copy of this Agreement.

              (b) (i) The Borrower shall have executed and delivered to each Bank its A Note and B Note.

                  (ii) The Borrower shall have executed and delivered to the Swing Line Lender the Swing Line Note.

              (c) Messrs. Shea and Gardner, general counsel to the Borrower, shall have delivered its opinion, to, and in form and substance satisfactory to, the Agent and its counsel.

              (d) The Agent shall have received a Borrowing Notice in accordance with Section 2.3 hereof.

              (e)  The Agent shall have received copies of the following:

                   (i)  The Financial Statements;

                  (ii) All of the consents, approvals and waivers referred to on Schedule 3.2 annexed hereto, except only those which, as stated on Schedule 3.2, shall not be delivered;

                 (iii) The by-laws of the Borrower, certified by its Secretary or an Assistant Secretary;

                  (iv) Copies of all corporate action taken by the Borrower to authorize the execution, delivery and performance of each of the Loan Documents; and

                   (v) An incumbency certificate with respect to the Borrower.

              (f) (i) The Borrower and each of its Subsidi-aries shall have complied and shall then be in compliance with all of the terms, covenants and conditions of this Agreement applicable to them;

                  (ii) There shall exist no Event of Default or Default hereunder; and

                 (iii)  The representations and warranties contained in
Article 3 hereof shall be true and correct on the Effective Date;

and the Agent shall have received a Compliance Certificate dated the Effective Date certifying, inter alia, that the conditions set forth in this Subsection 4.1(f) are satisfied on such date.

              (g) All legal matters incident to the closing of the transactions contemplated by this Agreement shall be satisfactory to counsel to the Agent.

         Section 4.2    Conditions to Subsequent Loans
                        and Swing Line Loans.

              The obligation of each Bank to make each Loan and the obligation of the Swing Line Lender to make any Swing Line Loan(s), shall be subject to the fulfillment (to the satisfaction of the Agent or the Swing Line Lender, as the case may be) of the following conditions precedent:

              (a) The Effective Date shall have occurred and all of the conditions set forth in Section 4.1 shall have been satisfied on or before such date.

              (b) The Agent shall have received a Borrowing Notice in accordance with Section 2.3 hereof.

              (c) On the date of each Loan or the Swing Line Loan, as the case may be, all of the conditions set forth in subsection 4.1(f) shall have been satisfied on such date and the Agent shall have received a Compli-ance Certificate dated the date thereof certifying, inter alia, that the conditions set forth in subsection 4.1(f) are satisfied on such date.

              (d) All legal matters incident to such Loan or the Swing Line Loan shall be satisfactory to counsel for the Agent.

         Section 4.3    Return of Superseded Notes.

              Upon receipt of its Notes hereunder and occurrence of the Effective Date, each Bank holding a promissory note(s) issued by the Borrower pursuant to the Original Loan Agreement shall mark such promissory note(s) "superseded" and return them to the Borrower.

    Article 5.     Delivery of Financial Reports,
                   Documents and Other Information.

         While the Total Commitments are outstanding, and, in the event any Loan or Swing Line Loan remains outstanding, so long as the Borrower is indebted to the Banks, the Swing Line Lender or the Agent and until payment in full of the Notes and full and complete performance of all of its other obligations arising hereunder, the Borrower shall deliver to each Bank:

         Section 5.1    Annual Financial Statements.

              Annually, as soon as available, but in any event within 90 days after the last day of each of its fiscal years, consolidated and consolidating statements of financial condition, income and cash flows, a reconciliation of net income and net cash provided by operating activities and consolidated statements of changes in members' equity of the Borrower and its Subsidiaries, and a consolidated balance sheet of the Borrower as at such last day of the fiscal year, and the related consolidated statements of income and retained earnings and cash flows of the Borrower, for such fiscal year, each prepared in accordance with GAAP consistently applied, in reasonable detail, and, as to the consolidated statements of the Borrower and its Subsidiaries and the statements of the Borrower, certified without qualification by independent certified public accountants satisfactory to the Agent, or certified, as to the consolidating statements, by the chief financial officer of the Borrower, as fairly presenting the financial positions and the results of operations of the Borrower and its Subsidiaries, as at and for the year ending on its date and as having been prepared in accordance with GAAP.

         Section 5.2    Quarterly Financial Statements.

              As soon as available, but in any event within 45 days after the end of the Borrower's first three fiscal quarterly periods, consolidated and consolidating statements of financial condition, income and cash flows, a reconciliation of net income and net cash provided by operating activities and consolidated statements of changes in members' equity of the Borrower and its Subsidiaries and a consolidated balance sheet of the Borrower as of the last day of such quarter, and statements of income and retained earnings and cash flows for the Borrower, for such quarter, and comparative figures for the corresponding period of the immediately preceding fiscal year, all in reasonable detail, each such statement to be certified in a certificate of the president or chief financial officer of the Borrower as fairly presenting the financial position and the results of operations of the Borrower and its Subsidiaries as at its date and for such quarter and as having been prepared in accordance with GAAP (subject to year-end audit adjustments).

         Section 5.3    Other Information.

              Promptly after a written request therefor, such other financial data or information evidencing compliance with the requirements of this Agreement, as any Bank may reasonably request from time to time.

         Section 5.4    No Default Certificate.

              At the same time as it delivers the financial statements required under the provisions of Section 5.1 and 5.2, a certificate of the president or chief executive officer or chief financial officer of the Borrower to the effect that no Event of Default hereunder and that no default under any other agreement to which the Borrower or any of its Subsidiaries is a party or by which it is bound, or by which, to the best of the knowledge of the Borrower and any of its Subsidiaries, any of its properties or assets, taken as a whole, may be materially affected, and no event which, with the giving of notice or the lapse of time, or both, would constitute such an Event of Default or default, exists, or, if such cannot be so certified, specifying in reasonable detail the exceptions, if any, to such statement. Such certifi-cate shall be accompanied by a detailed calculation indicating compliance with the covenants contained in Section 6.9 hereof.

         Section 5.5    Certificate of Accountants.

              At the same time as it delivers the financial statements required under the provisions of Section 5.1, a certificate of the independent certified public accountants of the Borrower and its Subsidiaries, specifically addressed to the Borrower and its Subsidiaries and to each of the Banks, to the effect that during the course of their audit of the operations of the Borrower and its Subsidiaries and its condition as of the end of the fiscal year, nothing has come to their attention which would indicate that an Event of Default or Default hereunder has occurred or that there was any violation of the covenants of the Borrower or any of its Subsidiaries contained in Section 6.9 or Article 7 of this Agreement, or, if such cannot be so certified, specifying in reasonable detail the exceptions, if any, to such statement.

         Section 5.6    Copies of Documents.

              Promptly upon their becoming available, copies of any (a) financial statements, projections, non-routine reports, notices (other than routine correspondence), requests for waivers and proxy statements, in each case, delivered by the Borrower to any lending institution other than the Banks; (b) correspondence or notices received by the Borrower from any federal, state or local governmental authority which regulates the operations of the Borrower, relating to an actual or threatened change or development which would be materially adverse to the Borrower; (c) registration statements and any amendments and supplements thereto, and any regular and periodic reports, if any, filed by the Borrower with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any or all of the functions of the said Commission; and (d) letters of comment or correspondence sent to the Borrower by any such securities exchange or such Commission in relation to the Borrower and its affairs.

         Section 5.7    Notices of Defaults.

              (a) Promptly, notice of the occurrence of any event which constitutes, or with notice to it or lapse of time, or both, would constitute, an Event of Default hereunder, or would constitute or cause a material adverse change in the condition, financial or otherwise, or the operations of the Borrower.

              (b) Promptly, notice of the occurrence of any event which constitutes or with notice or lapse of time, or both would constitute, an event of default by the Borrower under any material agreement of the Borrower, or would constitute or cause a material adverse change in the condition, financial or otherwise, or the operation of the Borrower.

         Section 5.8    ERISA Notices.

              (a) Concurrently with such filing, a copy of each Form 5500 which is filed with respect to each Plan with the IRS; and

              (b)  Promptly, upon their becoming available, copies of:
(i) all correspondence with the PBGC, the Secretary of Labor or any representative of the IRS with respect to any Plan, relating to an actual or threatened change or development which would be materially adverse to the Borrower; (ii) copies of all actuarial valuations received by the Borrower with respect to any Plan; and (iii) copies of any notices of Plan termination filed by any Plan Administrator (as those terms are used in ERISA) with the PBGC and of any notices from PBGC to the Borrower with respect to the intent of the PBGC to institute involuntary termination proceedings.

    Article 6.     Affirmative Covenants.

         While the Total Commitments are outstanding, and, in the event any Loan (or Swing Line Loan) remains outstanding, so long as the Borrower is indebted to the Banks, the Swing Line Lender or the Agent, and until payment in full of the Notes and full and complete performance of all of its other obligations arising hereunder, the Borrower shall, and shall cause each of its Subsidiaries to:

         Section 6.1    Books and Records.

              Keep proper books of record and account in a manner reasonably satisfactory to the Agent and the Swing Line Lender in which full, true and correct entries shall be made of all dealings or transactions in relation to its business and activities.

         Section 6.2    Inspections and Audits.

              Permit the Banks to make or cause to be made (and, after the occurrence of and during the continuance of an Event of Default, at the Borrower's expense), inspections and audits of any books, records and papers of the Borrower and to make extracts therefrom and copies thereof, or to make inspections and examinations of any properties and facilities of the Borrower, on reasonable notice, at all such reasonable times and as often as any Bank may reasonably require, in order to assure that the Borrower is and will be in compliance with its obligations under the Loan Documents.

         Section 6.3    Maintenance and Repairs.

              Maintain in good repair, working order and condition, subject to normal wear and tear, all material properties and assets from time to time owned by it and used in or necessary for the operation of its business, and make all reasonable repairs, replacements, additions and improvements thereto.

         Section 6.4    Continuance of Business.

              Do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect its corporate existence and all permits, rights and privileges necessary for the proper conduct of its business and continue to engage in the same line of business.

         Section 6.5    Copies of Corporate Documents.

              Subject to the prohibitions set forth in Section 7.12 hereof, promptly deliver to the Agent copies of any amendments or modifications to its by-laws, certified by the secretary or assistant secretary of the corporation.
         Section 6.6    Perform Obligations.

              Pay and discharge all of its obligations and liabilities, including, without limitation, all taxes, assessments and governmental charges upon its income and properties, when due, unless and to the extent only that such obligations, liabilities, taxes, assessment and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP then in effect, proper and adequate book reserves relating thereto are established by the Borrower, and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against any of its properties.

         Section 6.7    Notice of Litigation.

              Promptly notify the Agent in writing of any litigation, legal proceeding or dispute, other than disputes in the ordinary course of business or, whether or not in the ordinary course of business, involving amounts in excess of Two Hundred and Fifty Thousand ($250,000) Dollars, affecting the Borrower whether or not fully covered by insurance, and regard-less of the subject matter thereof (excluding, however, any actions relating to workmen's compensation claims or negligence claims relating to use of motor vehicles, if fully covered by insurance, subject to deductibles).

         Section 6.8    Insurance.

              (a) Maintain with responsible insurance companies such insurance on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses; file with the Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby; and, within ten (10) days after notice in writing from the Agent, obtain such additional insurance as the Agent may reasonably request; and,

              (b) Carry all insurance available through the PBGC or any private insurance companies covering its obligations to the PBGC.

         Section 6.9    Financial Covenants.

              Have or maintain:

              (a) At all times, Consolidated Effective Net Worth in an amount not less than the sum of (i) Two Hundred Sixty-Five Million Dollars ($265,000,000) plus (ii) the sum, for all fiscal quarters of the Borrower ended subsequent to January 1, 1993, of the greater, for each fiscal quarter, of (A) Zero Dollars ($0) and (B) fifty percent (50%) of Consolidated Net Earnings for each such fiscal quarter.

              (b) At all times, Consolidated Adjusted Net Worth in an amount not less than the sum of (i) One Hundred Million Dollars ($100,000,000) plus (ii) the sum, for all fiscal quarters of the Borrower ended subsequent to January 1, 1993, of the greater, for each fiscal quarter, of (A) Zero Dollars ($0) and (B) fifty percent (50%) of Consolidated Net Earnings for each such fiscal quarter.

              (c) With respect to the Borrower at all times, Investments of the types described in Section 7.9(i) through (xii) hereof in an aggregate amount not less than Twenty-Five Million ($25,000,000) Dollars.

              (d)  With respect to the Borrower for any period of four
(4) consecutive fiscal quarters of the Borrower, Consolidated Earnings Available for Fixed Charges not less than one hundred ten percent (110%) of Consolidated Fixed Charges for such period.

              (e) With respect to the Borrower, Paid-in-Capital in each of the following Subsidiaries in an amount not greater than the following amounts:

                                  Amount of
         Subsidiary               Paid-in-Capital

         NCB Financial Corporation     $15,000,000
         NCB Mortgage                  $15,000,000

              (f) With respect to the Borrower at all times, Investments in Subsidiaries (other than as set forth in subsection 6.9(e) above and
excluding SPV's and secured loans to   NCB Mortgage) in an aggregate amount
with respect to all such Subsidiaries of not greater than $30,000,000.

              (g) At all times, a ratio of Consolidated Debt to Consolidated Adjusted Net Worth in an amount not greater than 8.5 to 1.0 until the earlier to occur of:

                   (i)  December 24, 1997, or

                  (ii) the prepayment in full of the Borrower's Amended and Restated 8.18% Series A Senior Notes due June 24, 1997, and the Borrower's Amended and Restated 8.32% Series B Senior Notes due December 24, 1997, after which time the Borrower shall have and maintain a ratio of Consolidated Debt to Consoli-dated Adjusted Net Worth in an amount not greater than 10.0 to 1.0. For purposes of calculating this ratio only, Consolidated Debt shall include the full balance of mortgage backed securities sold by the Borrower or any of its Subsidiaries with any first loss recourse provision against the Borrower or any of its Subsidiaries attached thereto.


For purposes of calculating the ratio set forth in subsection 6.9(g) above and in subsection 6.9(h) below only, "Consolidated Adjusted Net Worth" shall be reduced by the amount by which the sum of 75% of (i) 90 day overdue accounts,
(ii) non-performing loans, (iii) real estate owned in substance foreclosure and other miscellaneous repossessions and, (iv) modified loans, exceed the reserves for credit losses established by the Borrower and its Subsidiaries.

              (h) At all times, a ratio of Consolidated Senior Debt to Consolidated Adjusted Net Worth in an amount not greater than 6.5 to 1.0.

              (i) Qualified Assets of not less than one hundred (100%) percent of the sum (at any date of determination thereof) of:

                   (i)  NCCB Senior Obligations, plus

                  (ii) the aggregate unpaid principal amount of Subordinated Debt (as defined in the Senior Note Agreements as in effect on the date hereof), less

                 (iii)  the aggregate unpaid principal amount of Class A
Notes.

         Section 6.10   Reportable Events.

              Promptly notify the Agent in writing of the occurrence of any Reportable Event, as defined in Section 4043 of ERISA, if a notice of such Reportable Event is required under ERISA to be delivered to the PBGC within 30 days after the occurrence thereof, together with a description of such Reportable Event and a statement of the action the Borrower intends to take with respect thereto, together with a copy of the notice thereof given to the PBGC.

         Section 6.11   Comply with ERISA.

              Comply in all material respects with all applicable provisions of ERISA now or hereafter in effect.

         Section 6.12   Senior Note Agreements.

              Comply and remain at all times in compliance with the Senior Note Agreements.

    Article 7.     Negative Covenants.

         While the Total Commitments are outstanding, and, in the event any Loan (or Swing Line Loan) remains outstanding, so long as the Borrower is indebted to the Banks, the Swing Line Lender or the Agent and until payment in full of the Notes and full and complete performance of all of its other obligations arising hereunder, neither the Borrower nor any of its Subsidiaries shall do, agree to do, or permit to be done, any of the following:

         Section 7.1    Indebtedness.

              Subject to subsections 6.9(f), (g) and (h), create, incur, permit to exist or have outstanding any Indebtedness, except:

              (a) Indebtedness to the Banks, the Swing Line Lender and the Agent under this Agreement and the Notes;

              (b) Taxes, assessments and governmental charges, non-interest bearing accounts payable and accrued liabilities, in any case not more than 90 days past due from the original due date thereof (e.g., deferred compensation and deferred taxes) and in each case incurred and continuing in the ordinary course of business;

              (c) Indebtedness under, and as permitted by, the Senior Note Agreements;

              (d)  Indebtedness under the Class A Notes; and

              (e) Indebtedness as set forth on Schedule 7.1 annexed hereto.

         Section 7.2    Liens.

              Create, or assume or permit to exist, any Lien on any of the properties or assets of the Borrower whether now owned or hereafter acquired, except:

              (a)  Permitted Liens;

              (b)  As set forth on Schedule 3.5 annexed hereto; and

              (c) To secure obligations in connection with Eligible Derivatives; provided, however, in the event the Agent notifies the Borrower in writing that either (i) the Total Commitments are being terminated pursuant to the terms and conditions of the Loan Agreement, or (ii) the Banks have elected not to extend or renew either of their respective A Commitments or B Commitments upon maturity thereof, then the aggregate amount of obligations in respect of Eligible Derivatives secured by such Liens shall not exceed the greater of: (A) $10,000,000, or (B) the aggregate amount of such obligations outstanding on the date such notification is delivered to the Borrower by the Agent pursuant to this subsection 7.2(c).

         Section 7.3    Guaranties.

              Assume, endorse, be or become liable for, or guarantee, the obligations of any Person, except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business. For the purposes hereof, the term "guarantee" shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire Indebtedness of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose of enabling another person to make payment of Indebtedness, or to make any payment (whether as an advance, capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with the Indebtedness of another Person, or to supply funds to or in any manner invest in another Person in connection with such Person's Indebtedness.
 Asset Securitization Recourse Liabilities shall not constitute "guarantees" hereunder.

         Section 7.4    Mergers, Acquisitions.

              Merge or consolidate with any Person (whether or not the Borrower is the surviving entity), except a Subsidiary may consolidate with, or merge into, the Borrower or another Subsidiary, or, except as permitted by subsection 6.9(f), acquire all or substantially all of the assets or any of the capital stock of any Person.

         Section 7.5    Redemptions; Distributions.

              (a)  Except for redemptions by the Borrower of Class B1
Common Stock from the holders thereof who no longer have loans from the Borrower outstanding, purchase, redeem, retire or otherwise acquire, directly or indirectly, or make any sinking fund payments with respect to, any shares of any class of stock of the Borrower now or hereafter outstanding or set apart any sum for any such purpose; or,

              (b) Except as otherwise permitted under the Senior Note Agreements, declare or pay any dividends or make any distribution of any kind on the Borrower's outstanding stock, or set aside any sum for any such purpose, except that the Borrower may declare or pay any dividend payable solely in shares of its common stock and any Subsidiary may declare or pay any dividend to the Borrower.

         Section 7.6    Intentionally Omitted.

         Section 7.7    Changes in Business.

              Make any material change in its business, or in the nature of its operation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of any material portion of its property, assets or business except in the ordinary course of business and for a fair consideration or dispose of any shares of stock or any Indebtedness, whether now owned or hereafter acquired.

         Section 7.8    Prepayments.

              Make any voluntary or optional prepayment of any Indebtedness of the Borrower or any of its Subsidiaries for borrowed money incurred or permitted to exist under the terms of this Agreement, other than
(i) Indebtedness evidenced by the Notes; (ii) Indebtedness described on
Schedule 7.1 annexed hereto, and (iii) any such Indebtedness which has a maturity of not more than one year from the date of its incurrence.

         Section 7.9    Investments.

              Make, or suffer to exist, any Investment in any Person, including, without limitation, any shareholder, director, officer or employee of the Borrower or any of its Subsidiaries, except investments in:

              (i) Demand deposits in and one-to-four day loans which bear interest at the Federal Funds Rate or other similar short-term unsecured loans to Selected Banks;

             (ii)  Marketable obligations of the United States;

            (iii) Marketable obligations guaranteed by or insured by the United States, or those for which the full faith and credit of the United States is pledged for the repayment of principal and interest thereon;

             (iv) Marketable obligations issued, guaranteed, or fully insured by any agency, instrumentality, or corporation of the United States established or to be established by the Congress, for which the credit of such agency, instrumentality, or corporation is pledged for the repayment of the principal and interest thereof;

              (v) Marketable general obligations of a state, a territory or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, unconditionally secured by the full faith and credit of such state, territory, possession, political subdivision or district provided that such state, territory, possession, political subdivision or district has general taxing authority and the power to levy such taxes as may be required for the payment of principal and interest thereof;

             (vi) Domestic and LIBOR, negotiable time and variable rate certificates of deposit issued by Selected Banks;

            (vii) Marketable bankers' acceptances and finance bills accepted by Selected Banks;

           (viii) Prime commercial paper having a credit rating equal to at least A-2 issued by S&P or P-2 issued by Moody's or Duff-2 issued by Duff & Phelps Inc.;

             (ix) Marketable corporate debt securities having at least an A credit rating issued by S&P or an A-2 issued by Moody's;

              (x) Repurchase, reverse repurchase agreements and security lending agreements collateralized by securities of the type described in subsections (ii) and (iv);

             (xi) Asset-backed securities issued against a pool of receivables which have a long-term rating of AAA or better by Standard & Poors, Moody's or Duff & Phelps and which have an average life or final maturity of no more than five years;

            (xii) Mortgage-backed securities issued against an underlying pool of mortgages which have a long-term rating of AAA or better by Standard & Poors, Moody's or Duff & Phelps; provided such mortgage-backed securities shall have an average life, as determined by the dealer's prepayment assumptions at the time of purchase, of no more than five years;

           (xiii) Subsidiaries, subject to the limitations stated in subsection 6.9(e) hereof; and

            (xiv) Promissory notes and other interest bearing obligations acquired in the ordinary course of business and the issuance of letters of credit in the ordinary course of business.

         Section 7.10   Fiscal Year.

              Change its fiscal year.

         Section 7.11   ERISA Obligations.

              (a) Be or become obligated to the PBGC other than in respect of annual premium payments in excess of $50,000.

              (b) Be or become obligated to the IRS with respect to excise or other penalty taxes provided for in those provisions of Section 4975 of the Code, as in effect or hereafter amended or supplemented, in excess of $50,000.

         Section 7.12   Amendment of Documents.

             (a) Modify, amend, supplement or terminate, or agree to modify, amend, supplement or terminate its by-laws.

              (b) Modify, amend or supplement or agree to modify, amend or supplement the Class A Notes (including, without limitation, the subordination provisions set forth therein) in any respect that could materially and adversely affect the financial condition or business of the Borrower or its ability to perform hereunder or could materially and adversely affect the rights of the Agent and the Banks hereunder.

         Section 7.13   Transactions with Affiliates.

              Except as expressly permitted by this Agreement, and as set forth on Schedule 7.13 annexed hereto, directly or indirectly: (i) make any Investment in an Affiliate; or (ii) consolidate with or purchase or acquire assets from an Affiliate; or enter into any other transaction directly or indirectly with or for the benefit of any Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided, however, that (a) any Affiliate who is an individual may serve as an employee or director of the Borrower and receive reasonable compensation for his services in such capacity, (b) the Borrower may enter into any transaction with an Affiliate providing for the leasing of property, the rendering or receipt of services or the purchase or sale of product, inventory and other assets in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower as the monetary or business consideration which would obtain in a comparable arm's length transaction with a Person not an Affiliate.

Article 8.     Events of Default.

              If any one or more of the following events ("Events of Default") shall occur and be continuing, the Total Commitments shall terminate and the entire unpaid balance of the principal of and interest on the Notes outstanding and all other obligations and Indebtedness of the Borrower to the Banks, the Swing Line Lender and the Agent arising hereunder and under the other Loan Documents shall immediately become due and payable upon written notice to that effect given to the Borrower by the Agent (except that in the case of the occurrence of any Event of Default described in Section 8.7 no such notice shall be required), without presentment or demand for payment, notice of non-payment, protest or further notice or demand of any kind, all of which are expressly waived by the Borrower; provided, however, that: (i) in case of the occurrence of the Event of Default described in Section 8.1, no such notice shall be required after the passage of ten (10) days after the Grace Period provided for therein; and (ii) in case of the occurrence of the Event of Default described in Section 8.7, no such notice shall be required.

         Section 8.1    Payments.

              Failure to make any payment or mandatory prepayment of principal or interest upon any Note or any fee pursuant to this Agreement within three (3) Business Days after the due date thereof (the "Grace Period"); or,

         Section 8.2    Incurring of Indebtedness
                        during the Grace Period.

              Incurring of any Indebtedness during the Grace Period including, without limitation, the issuance of Senior Notes; or,

         Section 8.3    Covenants.

              Failure to perform or observe any of the agreements of the Borrower contained in Section 6.9 or Article 7 hereof (except for the agreements of the Borrower contained in Sections 7.9 or 7.13); or,

         Section 8.4    Other Covenants.

              Failure by the Borrower to perform or observe the agreements of the Borrower contained in Sections 7.9 or 7.13 hereof or any other term, condition or covenant of this Agreement or of any of the other Loan Documents to which it is a party, including, without limitation, any of the Notes, which shall remain unremedied for a period of fifteen (15) days after notice thereof shall have been given to the Borrower by the Agent; or,

         Section 8.5    Other Defaults.

              (a) Failure by the Borrower or any of its Subsidiaries to perform or observe any term, condition or covenant of any bond, note, debenture, loan agreement, indenture, guaranty, trust agreement, mortgage or similar instrument to which the Borrower or such Subsidiary is a party or by which it is bound, or by which any of its properties or assets may be affected including, without limitation, the Senior Note Agreements or any other evidences of Indebtedness (a "Debt Instrument"), so that, as a result of any such failure to perform, the Indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or,

              (b)  Any event or condition referred to in any Debt
Instrument shall occur or fail to occur, so that, as a result thereof, the Indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or,

              (c) Failure to pay any Indebtedness for borrowed money when due under any Debt Instrument, whether at final maturity or, in the case of Debt Instruments payable on demand, upon demand; or,

         Section 8.6    Representations and Warranties.

              Any representation or warranty made in writing to the Banks, the Swing Line Lender or the Agent in any of the Loan Documents or in connec-tion with the making of the Loans or the Swing Line Loans, or any certificate, statement or report made or delivered in compliance with this Agreement, shall have been false or misleading in any material respect when made or delivered; or,

         Section 8.7    Bankruptcy.

              (a) The Borrower shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent, petition or apply to any tribunal for the appointment of a receiver, custodi-an, or any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or the Borrower shall take any action to authorize any of the foregoing actions; or there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, which remains undismissed for a period of thirty (30) days or more; or any order for relief shall be entered in any such proceeding; or the Borrower by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or shall suffer any custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more; or,

              (b) The Borrower shall generally not pay its debts as such debts become due; or,

              (c) The Borrower shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its property through legal proceedings or distraint which is not vacated within thirty (30) days from the date thereof; or,

         Section 8.8    Judgments.

              Any judgment against the Borrower or any attachment, levy of execution against any of its properties for any amount in excess of $500,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of sixty (60) days or more; or,

         Section 8.9    ERISA.

              (a) The termination of any Plan or the institution by the PBGC of proceedings for the involuntary termination of any Plan, in either case, by reason of, or which results or could result in, a "material accumulated funding deficiency" under Section 412 of the Code; or,

              (b) Failure by the Borrower to make required contributions, in accordance with the applicable provisions of ERISA, to each of the Plans hereafter established or assumed by it.

    Article 9.     The Agent.

         Section 9.1    Appointment, Powers and Immunities.

              Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder, and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement, and the other Loan Documents together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsi-bilities except those expressly set forth in this Agreement and the other Loan Documents and shall not be a trustee for any Bank. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement, or the other Loan Documents in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or any other document referred to or provided for herein or therein. The Agent may employ agents and attorneys -in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder, the other Loan Documents or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

         Section 9.2    Reliance by Agent.

              The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or the other Loan Documents the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder, or under the other Loan Documents in accordance with instructions signed by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.


         Section 9.3    Events of Default.

              The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans) unless the Agent has received notice from a Bank or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occur-rence of a Default, the Agent shall give notice thereof to the Banks (and shall give each Bank notice of each such non-payment). The Agent shall (subject to Section 9.7 hereof) take such action with respect to such Default as shall be directed by the Majority Banks.

         Section 9.4    Rights as a Bank.

              With respect to its Total Commitment, and the Loans made by it, the Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity.
The Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower or its Affiliates, as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower or its Affiliates, for services in connection with this Agreement, or any of the other Loan Documents or otherwise without having to account for the same to the Banks.

         Section 9.5    Indemnification.

              (a) The Banks shall indemnify the Agent (to the extent not reimbursed by the Borrower under Sections 10.1 and 10.2 hereof), ratably in accordance with the aggregate principal amount of the Loans made by the Banks (or, if no Loans are at the time outstanding, ratably in accordance with their respective Total Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, or any of the other Loan Documents (other than the Swing Line Note) or any other documents contemplated by or referred to herein or therein or the transactions contemplated by or referred to herein or therein or the transactions contemplated hereby and thereby (including, without limitation, the costs and expenses which the Borrower is obligated to pay under Sections 10.1 and 10.2 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder or under the other Loan Documents (other than the Swing Line Note)) or the enforcement of any of the terms hereof or of the other Loan Documents, or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

              (b) The Banks shall indemnify the Swing Line Lender (to the extent not reimbursed by the Borrower under Sections 10.1 and 10.2 hereof), ratably in accordance with the aggregate principal amount of the B Loans made by the Banks (or, if no B Loans are at the time outstanding, ratably in accordance with their respective B Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Swing Line Lender in any way relating to or arising out of this Agreement, or the Swing Line Note (including, without limitation, the costs and expenses which the Borrower is obligated to pay under Sections 10.1 and 10.2 hereof) or the enforcement of any of the terms hereof in respect of the Swing Line Loan provisions and the Swing Line Note, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

         Section 9.6    Non-Reliance on Agent and Other Banks.

              Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement, or the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement, or the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower, which may come into the possession of the Agent or any of its Affiliates.

         Section 9.7    Failure to Act.

              Except for action expressly required of the Agent hereunder, or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         Section 9.8    Resignation or Removal of Agent.

              Subject to the appointment and acceptance of a successor
Agent as provided below, the Agent may resign at any time by giving not less than 10 days prior written notice thereof to the Banks and the Borrower and the Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, after consultation with the Borrower, appoint a successor Agent which shall be one of the Banks. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Document. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

    Article 10.    Miscellaneous Provisions.

         Section 10.1   Fees and Expenses; Indemnity.

              The Borrower will promptly (and in any event within 30 days after its receipt of an invoice or statement therefor) pay all costs of the Agent in preparing the Loan Documents and all costs and expenses of the issue of the Notes and of the Borrower's performance of and compliance with all agreements and conditions contained herein on its part to be performed or com-plied with and the reasonable fees and expenses and disbursements of counsel to the Agent, in connection with the preparation, execution and delivery, administration, interpretation and enforcement of this Agreement, the other Loan Documents and all other agreements, instruments and documents relating to this transaction, the consummation of the transactions contemplated by all such documents, the negotiation, preparation and execution and delivery of any amendment, modification or supplement of or to, or any consent or waiver under, any such document (or any such instrument which is proposed but not executed and delivered) and with any claim or action threatened, made or brought against any of the Banks, the Swing Line Lender or the Agent arising out of or relating to any extent to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. In addition, the Borrower will promptly (and in any event within 30 days after their receipt of an invoice or statement therefor) pay all costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) suffered or incurred by each Bank and the Swing Line Lender in connection with its enforcement of the payment of the Notes held by it or any other sum due to it under this Agreement or any of the other Loan Documents or any of its other rights hereunder or thereunder. In addition to the foregoing, the Borrower shall indemnify each Bank, the Swing Line Lender and the Agent against, and hold each of them harmless from, any loss, liabilities, damages, claims, costs and expenses (including reasonable attorneys' fees and disbursements) suffered or incurred by any of them arising out of, resulting from or in any manner connected with, the execution, delivery and performance of this Agreement and the other Loan Documents, the Loans, the Swing Line Loans and any and all transactions related to or consummated in connection with the Loans and the Swing Line Loans including, without limitation, losses, liabilities, damages, claims, costs and expenses suffered or incurred by the Agent, the Swing Line Lender or any Bank in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon (1) any untrue statement or alleged untrue statement of any material fact of the Borrower and its affiliates in any document or schedule filed with the Securities and Exchange Commission or any other governmental body; (2) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; (3) any acts, practices or omissions or alleged acts, practices or omissions of the Borrower or its agents related to the making of any acquisition, purchase of shares or assets pursuant thereto, financing of such purchases or the consummation of any other transactions contemplated by any such acquisitions which are alleged to be in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction applicable to the making of any such acquisition, the purchase of shares or assets pursuant thereto, the financing of such purchases or the consummation of the other transactions contemplated by any such acquisition; or (4) any withdrawals, termination or cancellation of any such proposed acquisition for any reason whatsoever; except to the extent any of the foregoing results form the gross negligence or willful misconduct of the party to be indemnified. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to the Agent, the Swing Line Lender and the Banks hereunder or at common law or otherwise. The provisions of this Section 10.1 shall survive the payment of the Notes and the termination of this Agreement.

         Section 10.2   Taxes.

              If, under any law in effect on the date of the closing of any Loan or Swing Line Loan hereunder, or under any retroactive provision of any law subsequently enacted, it shall be determined that any Federal, state or local tax is payable in respect of the issuance of any Note, as contemplated by this Agreement, then the Borrower will pay any such tax and all interest and penalties, if any, and will indemnify the Banks, the Swing Line Lender and the Agent against and save each of them harmless from any loss or damage resulting from or arising out of the nonpayment or delay in payment of any such tax. If any such tax or taxes shall be assessed or levied against any Bank, the Swing Line Lender or any other holder of a Note, such Bank, or such other holder, as the case may be, may notify the Borrower and make immediate payment thereof, together with interest or penalties in connection therewith, and shall thereupon be entitled to and shall receive immediate reimbursement therefor from the Borrower. Notwithstanding any other provision contained in this Agreement, the covenants and agreements of the Borrower in this Section 10.2 shall survive payment of the Notes and the termination of this Agreement.

         Section 10.3   Payments.

              As set forth in Section 2.14 hereof, all payments by the Borrower on account of principal, interest, fees and other charges (including any indemnities) shall be made to the Agent at the Principal Office of the Agent (except with respect to Swing Line Loans which shall be payable in accordance with subsection 2.11 hereof), in lawful money of the United States of America in immediately available funds, by wire transfer or otherwise, not later than 12:00 Noon, New York City time on the date such payment is due. Any such payment made on such date but after such time shall, if the amount paid bears interest, be deemed to have been made on and interest shall continue to accrue and be payable thereon until the next succeeding Business Day. If any payment of principal or interest becomes due on a day other than a Business Day, then payment shall be due on the next Business Day and such extension shall be included in computing interest in connection with such payment. All payments hereunder and under the Notes shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement and the Notes (after withholding for or on account of (i) any present or future taxes, levies, imposts, duties or other similar charges of whatever nature imposed by any government or any political subdivision or taxing authority thereof, other than any tax (except those referred to in clause (ii) below) on or measured by the net income of the Bank or the Swing Line Lender to which any such payment is due pursuant to applicable federal, state and local income tax laws, and (ii) deduction of amounts equal to the taxes on or measured by the net income of such Bank or the Swing Line Lender payable by such Bank or the Swing Line Lender with respect to the amount by which the payments required to be made under this sentence exceed the amounts otherwise specified to be paid in this Agreement and the Notes). Upon payment in full of any Note, the Bank holding such Note shall mark the Note "Paid" and return it to the Borrower.

         Section 10.4 Survival of Agreements and Repre- sentations; WAIVER OF TRIAL BY JURY.

              All agreements, representations and warranties made herein shall survive the delivery of this Agreement and the Notes. THE BORROWER WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS AGREEMENT, THE NOTES, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCE-MENT THEREOF.

         Section 10.5   Lien on and Set-off of Deposits.

              As security for the due payment and performance of all amounts payable hereunder and under the Notes, the Borrower hereby grants to the Swing Line Lender and the Agent for the ratable benefit of the Banks a Lien on any and all deposits or other sums at any time credited by or due from the Agent or any Bank to the Borrower, whether in regular or special depository accounts or otherwise, and any and all monies, securities and other property of the Borrower, and the proceeds thereof, now or hereinafter held or received by or in transit to any Bank, the Swing Line Lender or the Agent from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any such deposits, sums, monies, securities and other property, may at any time after the occurrence and during the continuance of any Event of Default be set-off, appropriated and applied by any Bank, the Swing Line Lender or the Agent against any of the Indebtedness of the Borrower to the Banks and the Agent, whether or not any of such Indebtedness is then due.

         Section 10.6   Modifications, Consents and
                        Waivers; Entire Agreement.

              No modification, amendment or waiver of or with respect to any provision of this Agreement, any notice, or any of the other Loan Documents and all other agreements, instruments and documents delivered pursuant hereto or thereto, nor consent to any departure by the Borrower from any of the terms or conditions thereof, shall in any event be effective unless it shall be in writing and signed by the Agent and each Bank except that: (i) any modification or amendment of, or waiver or consent with respect to,
Article 4 may be signed only by the Agent and the Majority Banks (provided, however, that the consummation of a Loan by a Bank shall be deemed, with respect to such Loan only, to have the effect of the execution by such Bank of a waiver of, or consent to a departure from, any term or provision of Article 4 which has not been satisfied as of the date of the consummation of such
Loan); (ii) any modification or amendment of, or waiver or consent with respect to, Articles 5, 6, 7, 8 (except for Sections 8.1 and 8.7 hereof) and 10 (other than this Section 10.6 and as stated in clause (iii) hereof with respect to Section 7.12 hereof) may be signed only by the Agent and the Majority Banks and (iii) any waiver or consent, pursuant to Section 7.12 hereof, to a change in the by-laws of the Borrower that the Agent determines to be immaterial to the performance of the obligations of the Borrower hereunder may be signed only by the Agent. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand on the Borrower, in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances. This Agreement embodies the entire agreement and understanding among the Banks, the Agent and the Borrower and supersedes all prior agreements and understandings relating to the subject matter hereof.

         Section 10.7   Remedies Cumulative.

              Each and every right granted to the Agent, the Swing Line
Lender and the Banks hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Agent, the Swing Line Lender or any Bank or the holder of any Note to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right. The due payment and performance of the Borrower's indebtedness, liabilities and obligations under the Notes and this Agreement shall be without regard to any counterclaim, right of offset or any other claim whatsoever which the Borrower may have against any Bank, the Swing Line Lender or the Agent and without regard to any other obligation of any nature whatsoever which any Bank, the Swing Line Lender or the Agent may have to the Borrower, and no such counterclaim or offset shall be asserted by the Borrower in any action, suit or proceeding instituted by any Bank, the Swing Line Lender or the Agent for payment or performance of the Borrower's indebtedness, liabilities or obligations under the Notes, this Agreement or otherwise.

         Section 10.8   Further Assurances.

              At any time and from time to time, upon the request of the Agent, the Borrower, shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as the Agent may reasonably request in order to fully effect the purposes of this Agreement, the Notes, the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Loans and the Swing Line Loans.

         Section 10.9   Notices.

              All notices, requests, reports and other communications pursuant to this Agreement except for notices pursuant to Section 2.3 hereof shall be in writing, either by letter (delivered by hand or commercial messenger service or sent by certified mail, return receipt requested, except for routine reports delivered in compliance with Article 5 hereof which may be sent by ordinary first-class mail), telecopier or telegram, addressed as follows:

              (a)  If to the Borrower:

                   National Consumer Cooperative Bank
                   1401 Eye Street - Suite 700
                   Washington, D.C. 20005
                   Attention:  Chief Financial Officer
                   Telecopier No.: 202-336-7803

                   with a copy to:

              (b)  Shea & Gardner
                   1800 Massachusetts Avenue, N.W.
                   Washington, D.C.  20036
                   Attention:  Martin J. Flynn, Esq.
                   Telecopier No.: 202-828-2195

              (c)  If to any Bank:

                   To its address set forth below
                   its name on the signature pages
                   hereof, with a copy to the Agent; and,

              (d)  If to the Agent and the Swing Line Lender:

                   Fleet Bank, N.A.
                   1185 Avenue of the Americas
                   New York, New York 10036
                   Attention:  Mr. Thomas J. Levy
                               Vice President
                   Telecopier No.: 212-819-4112

                   with a copy (other than in the case of Borrowing Notices and reports and other documents delivered in compliance with Article 5 hereof) to:

              (e)  Winston & Strawn
                   200 Park Avenue
                   New York, New York 10166
                   Attn:  Richard S. Talesnick, Esq.
                   Telecopier No.:  212-294-4700

Any notice, request or communication hereunder shall be deemed to have been given on the day on which it is delivered by hand or such commercial messenger service to such party at its address specified above, or, if sent by mail, on the third Business Day after the day deposited in the mail, postage prepaid, in the case of telegraphic notice, when delivered to the telegraph company, addressed as aforesaid or in the case of telecopy notice when sent by telecopy. Any party may change the person or address to whom or which notices are to be given hereunder, by notice duly given hereunder; provided, however, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed.

          Section 10.10  Counterparts.

               This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

          Section 10.11  Construction; GOVERNING LAW.

               The headings used in this Agreement and the table of contents are for convenience only and shall not be deemed to constitute a part hereof. All uses herein of the masculine gender or of singular or plural terms shall be deemed to include uses of the feminine or neuter gender or plural or singular terms, as the context may require. THIS AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS AND ALL OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH AND THEREWITH, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          Section 10.12  Severability.

               The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction. Each of the covenants, agreements and conditions contained in this Agreement is independent and compliance by the Borrower with any of them shall not excuse non-compliance by the Borrower with any other. The Borrower shall not take any action the effect of which shall constitute a breach or violation of any provision of this Agreement.

          Section 10.13  Binding Effect; No
                         Assignment or Delegation.

               This Agreement shall be binding upon and inure to the benefit of the Borrower and its successors and to the benefit of the Banks and the Agent and their respective successors and assigns. The rights and obligations of the Borrower under this Agreement shall not be assigned or delegated without the prior written consent of the Agent, and any purported assignment or delegation without such consent shall be void.

          Section 10.14  Assignments; Participations.

               (a) Each Bank may, at its own expense, assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Total Commitment, the Loans owing to it and the Note(s) held by
it); provided, however, that no rights shall be assigned unless the corresponding obligations are assumed by the proposed assignee and (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Bank's rights and obligations under this Agreement, (ii) the portion of the Total Commitment of the assigning Bank being assigned pursuant to each such assignment shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000 in excess thereof, (iii) any assignment made by an assigning Bank shall be subject to the payment by such assigning Bank to the Agent of an assignment fee in the amount of $3,500.00, (iv) prior to any such assignment, the Agent and, provided no Event of Default then exists, the Borrower, shall have consented thereto, unless such assignment is to an Affiliate of such Bank or is pursuant to subsection 10.14(b) below (which consent, in either case, shall not be unreasonably withheld), and (v) the assigning Bank and the assignee thereof shall execute and deliver an assignment and acceptance agreement in form and substance satisfactory to the Agent, which shall be delivered to the Agent for its acceptance.

               (b) Nothing herein provided shall prevent any Bank or its assignees from selling at any time a participation in its Total Commitment, its Loans, any fees payable to it hereunder or any other rights hereunder (the purchaser of any such parti-cipation being hereinafter sometimes referred to as a "Partici-pant"); provided, however, that, (1) no such sale or participa -tion shall alter such Bank's obligations hereunder, (2) no Bank, its assignees or their Participants may grant participations if such Bank, its assignees and their Participants have outstanding at such time participations to an aggregate of three (3) or more Participants, and (3) any agreement pursuant to which any Bank may grant any such participation shall provide that such Bank shall retain the sole right and responsibility and exercise the rights of such Bank, and enforce the obligations of the Borrower relating to the Total Commitment, the Loans, the fees payable hereunder and any other right of such Bank including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document and the right to take action to have the Loans declared due and payable. No Participant shall have any rights under this Agreement or in respect of a Bank's Total Commitment, Loans, fees payable to it hereunder or any other rights hereunder other than to receive payments in respect of such Participant's participa-tion from such Bank. No sale or participation by a Bank of its Total Commitment or Loans shall affect such Bank's right to receive amounts payable to it pursuant to Sections 2.20, 2.24 and 10.2 hereof, calculated on the basis of the full amount of such Bank's Loan or Total Commitment. A Bank may furnish from time to time any information concerning the Borrower and any of its Subsidiaries or any of the Loan Documents to any Participant or prospective participant; provided that such Bank shall use its best efforts to assure that any such Participant or prospective participant shall maintain due confidentiality with respect to such information.

          (c) Notwithstanding anything to the contrary contained herein, any Bank may assign and pledge all or any portion of its right under this Agreement and its Notes to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of the Notes and any other Indebtedness of the Borrower under this Agreement made by the Borrower to the assigning and/or the pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned interest to the extent of such payment. No such assignment shall release the assigning Bank from its obligations hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

                         NATIONAL CONSUMER COOPERATIVE BANK,
                         D/B/A NATIONAL COOPERATIVE BANK



                         By__________________________________
                              Name:
                              Title:

A Commitment                  FLEET BANK, N.A.
                               as Agent and as a Bank,
$20,000,000                    and as Swing Line Lender


B Commitment                  By ______________________________
                                   Name: Thomas J. Levy
$20,000,000                        Title: Vice President

                              Lending Office for Prime Rate
                              Loans and LIBOR Loans and
                              Address for Notices:

                              1185 Avenue of the Americas
                              New York, New York  10036
                              Attn:  Mr. Thomas J. Levy
                                     Vice President

                              Telephone No.:   212-819-5751

                              Telecopier No.:  212-819-4112

                              Telex No.: 62610 NBNA UW

A Commitment                  COMERICA BANK

$16,250,000
                              By:________________________________
                                  Name:  Tamara J. Gurne
                                  Title: Assistant Vice President


B Commitment                  Lending Office for Prime Rate
                              Loans and LIBOR Loans and
$16,250,000                   Address for Notices:

                              Comerica Bank
                              500 Woodward Avenue
                              Detroit, Michigan 48226
                              Attn.: Diana Pascoe
                                     Customer Assistant

                              Telephone No.:  313-222-7806

                              Telecopier No.: 313-222-3330

A Commitment                  CREDIT SUISSE FIRST BOSTON

$15,000,000
                              By: _______________________________
                                   Name:
                                   Title:


B Commitment                  By: _______________________________
                                   Name:
$15,000,000                        Title:


                              Lending Office for Prime Rate
                              Loans and LIBOR Loans and
                              Address for Notices:

                              Credit Suisse First Boston
                              Eleven Madison Avenue
                              New York, New York 10010
                              Attn: James E. Lee

                              Telephone No.:  212-325-9104

                              Telecopier No.:  212-325-8320

A Commitment                  COOPERATIEVE CENTRALE RAIFFEISEN-
                              BOERENLEENBANK B.A., Rabobank
$15,000,000                   Nederland, New York Branch


                              By: _______________________________
                                   Name:
                                   Title:


                              By: _______________________________
                                   Name:
                                   Title:


B Commitment                  Lending Office for Prime Rate
                              Loans and LIBOR Loans and
$15,000,000                   Address for Notices:

                              245 Park Avenue
                              New York, New York 10167
                              Attn: Angela Reilly
                                    Vice President

                              Telephone No.: 212-916-7919

                              Telecopier No.: 212-916-7837

A Commitment                  PNC BANK, NATIONAL ASSOCIATION

$13,750,000
                              By:________________________________
                                   Name:
                                   Title:

B Commitment                  Lending Office for Prime Rate
                              Loans and LIBOR Loans and
$13,750,000                   Address for Notices:

                              PNC Bank, National Association
                              1600 Market Street/21st Floor
                              Philadelphia, Pennsylvania 19103
                              Attn.: Amy T. Petersen
                                     Vice President

                              Telephone No.: 215-585-5259

                              Telecopier No.: 215-585-5972

                              Telex No.: 170-155

A Commitment                  SIGNET BANK

$10,000,000
                              By:________________________________
                                   Name:
                                   Title:

B Commitment                  Lending Office for Prime Rate
                              Loans and LIBOR Loans:
$10,000,000
                              Signet Bank
                              7799 Leesburg Pike
                              Falls Church, Virginia 22043

                              Address for Notices:

                              Signet Bank
                              1350 Connecticut Avenue NW
                              Suite 1000
                              Washington DC 20036-1701
                              Attn.:  Linwood White
                                      Senior Vice President

                              Telephone No.: 202-331-5453

                              Telecopier No.: 202-872-9250

                              Telex No.: 82-724-0507

A Commitment


                              BANK AUSTRIA AKTIENGESELLSCHAFT

$8,750,000
                              By:________________________________
                                   Name:
B Commitment                       Title:

$8,750,000
                              By:________________________________
                                   Name:
                                   Title:

                              Lending Office for Prime Rate
                              Loans and LIBOR Loans and
                              Address for Notices:

                              Bank Austria AG
                              565 Fifth Avenue
                              New York, New York 10017
                              Attn.: Robert Melendez, AT
                                     Loan Operations

                              Telephone No.: 212-880-1173

                              Telecopier No.: 212-880-1180

                              Telex No.: 425605

A Commitment                  THE BANK OF NOVA SCOTIA

$8,750,000
                              By: __________________________
                                   Name:  James R. Trimble
                                   Title: Senior Relationship
                                             Manager

B Commitment                  Lending Office for Prime Rate      Loans
                              and LIBOR Loans and
$8,750,000                    Address for Notices:

                              The Bank of Nova Scotia
                              One Liberty Plaza
                              New York, New York 10006
                              Attn: Pier Griffith
                                    Vice President

                              Telephone No.: 212-225-5084

                              Telecopier No.: 212-225-5145

A Commitment                  FIRST NATIONAL BANK OF MARYLAND

$8,750,000
                              By:_______________________________
                                  Name:  Steven A. Schramm
                                  Title: Assistant Vice President

B Commitment                  Lending Office for Prime Rate  Loans and
                              LIBOR Loans and
$8,750,000                    Address for Notices:


                              First National Bank of Maryland
                              Financial Institutions Division
                              P.O. Box 1596 (101-710)
                              Baltimore, Maryland 21203
                              Attn: Deb Hamilton

                              Telephone No.: 410-244-4434

                              Telecopier No.: 410-244-4234

A Commitment                  UNION BANK OF CALIFORNIA, N.A.

$8,750,000


B Commitment                  By ______________________________
                                   Name:  James L. Chappel
                                   Title: Vice President
$8,750,000
                              Lending Office for Prime Rate
                              Loans and Notices:

                              Union Bank of California, N.A.
                              445 So. Figueroa Street
                              Los Angeles, California 90071
                              Attn: James L. Chappel
                                    Vice President
                              Telephone No.: 213-236-4086
                              Telecopier No.: 213-236-5548


                              Lending Office for LIBOR Loans:

                              Union Bank of California, N.A.
                              445 So. Figueroa Street
                              Los Angeles, California 90071
                              Attn: Kathleen Alba
                              Telephone No.: 213-236-7494
                              Telecopier No.: 213-236-5548

A Commitment

                              DG BANK DEUTSCHE GENOSSENSCHAFTBANK
                              CAYMAN ISLANDS BRANCH

$5,000,000
                              By:_______________________________
                                  Name:
                                  Title:
B Commitment

                              By:_______________________________
$5,000,000                        Name:
                                  Title:
                              Lending Office for Prime Rate  Loans and
                              LIBOR Loans and            Address for
                              Notices:

                              DG Bank Deutsche Genossenschaftbank
                              Cayman Islands Branch
                              609 Fifth Avenue
                              New York, New York 10017
                              Attn: Edward Thome
                              cc:   Paul Connolly

                              Telephone No.: 212-745-1464

                              Telecopier No.: 212-745-1422/1566

                              Telex No.  666888 MCI

                     EXHIBITS AND SCHEDULES



EXHIBITS

A-1  Form of A Note

A-2  Form of B Note

A-3  Form of Swing Line Note


SCHEDULES

3.1 States of Incorporation and Qualification, and Capitalization and Ownership of Stock of, Borrower

3.2  Consents, Waivers, Approvals; Violation of Agreements

3.5  Permitted Security Interests, Liens and Encumbrances

3.6  Judgments, Actions, Proceedings

3.7  Compliance with Laws, Regulations, Agreements

3.8  Burdensome Documents

3.13 Name Changes, Mergers, Acquisitions

3.15 Employee Grievances

3.17 Employee Benefit Plans

7.1  Permitted Indebtedness and Guaranties

7.13 Transactions with Affiliates

                          EXHIBIT A-1
         TO THIRD AMENDED AND RESTATED LOAN AGREEMENT
                          BY AND AMONG
               NATIONAL CONSUMER COOPERATIVE BANK
                               AND
                  CERTAIN BANKS NAMED THEREIN
                              AND
            FLEET BANK, N.A., AS AGENT FOR THE BANKS


                          FORM OF A NOTE


[A Commitment Amount]                            Due May 27, 2000

     FOR VALUE RECEIVED, NATIONAL CONSUMER COOPERATIVE BANK D/B/A NATIONAL COOPERATIVE BANK, (the "Borrower"), hereby promises to pay to the order of
[        ] (the "Bank") by payment to the Agent for the account of the Bank the principal sum of [amount of A Commitment] ($__________) Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the A Loans made by the Bank under the Loan Agreement hereinafter defined, shown on the schedule annexed hereto and any continuation thereof), in lawful money of the United States of America and in immediately available funds on the date or dates determined as provided in the Loan Agreement but in no event later than May 27, 2000.

     The Borrower further promise to pay to the order of the Bank by payment to the Agent for the account of the Bank interest on the unpaid principal amount of each Loan from the date such Loan is made until paid in full, payable at such rates and at such times as provided for in the Loan Agreement.

     The Bank has been authorized by the Borrower to record on the schedules annexed to this A Note (or on any continuation thereof) the amount, type, due date and interest rate of each A Loan made by the Bank under the Loan Agreement and the amount of each payment or prepayment of principal and the amount of each payment of interest of each such A Loan received by the Bank, it being understood, however, that failure to make any such notation shall not affect the rights of the Bank or the obligations of the Borrower hereunder or under the Loan Agreement in respect of such Loans. Such notations shall be deemed correct, absent manifest error.

     This A Note is one of the Notes referred to in the Third Amended and Restated Loan Agreement (the "Loan Agreement") dated as of May 28, 1997, among the Borrower, the Banks and Fleet Bank, N.A., as Agent for the Banks and evidences the A Loans made by the Bank thereunder. This A Note supersedes the Third Substituted A Note dated May 30, 1996 made by the Borrower to the order
of the Bank in the original principal amount of $           but does not
constitute a novation, extinguishment or termination of the obligations evidenced thereby. Capitalized terms used in this Note have the respective meanings assigned to them in the Loan Agreement.

     Upon the occurrence of an Event of Default, under the Loan Agreement, the principal hereof and accrued interest hereon shall become, or may be declared to be, forthwith due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

     The Borrower may at its option prepay all or any part of the principal of this A Note before maturity upon and subject to the terms provided in the Loan Agreement.

     The Borrower agrees to pay costs of collection and reasonable attorneys' fees in case default occurs in the payment of this A Note.

     Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

     This A Note has been executed and delivered this 28th day of May, 1997 in New York, New York, and shall be construed in accordance with and governed by the internal laws of the State of New York.

                              NATIONAL CONSUMER COOPERATIVE BANK
                              D/B/A NATIONAL COOPERATIVE BANK


                              By:________________________________
                                   Name:
                                   Title:

                       SCHEDULE TO A NOTE
          MADE BY NATIONAL CONSUMER COOPERATIVE BANK
               IN FAVOR OF _____________________


     This Note evidences the Loans made under the within described Agreement, in the principal amounts, of the types (Prime Rate Loans or LIBOR Loans) and on the dates set forth below, subject to the payments or prepayments set forth below:

             Prin.                       Int.     Amt. of
Date Made    Amt. of  Type of  Due Date  Rate on  Payment or  Balance     Notation
or Converted Loan     Loan     of Loan   Loan     Prepayment  Outstanding made by

                          EXHIBIT A-2
         TO THIRD AMENDED AND RESTATED LOAN AGREEMENT
                          BY AND AMONG
              NATIONAL CONSUMER COOPERATIVE BANK
                              AND
                  CERTAIN BANKS NAMED THEREIN
                              AND
            FLEET BANK, N.A., AS AGENT FOR THE BANKS

                         FORM OF B NOTE


[B Commitment Amount]                            Due May 27, 1998


     FOR VALUE RECEIVED, NATIONAL CONSUMER COOPERATIVE BANK D/B/A NATIONAL COOPERATIVE BANK (the "Borrower"), hereby promises to pay to the order of
[        ] (the "Bank") by payment to the Agent for the account of the Bank the principal sum of [amount of B Commitment] ($__________) Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the B Loans made by the Bank under the Loan Agreement hereinafter defined, shown on the schedule annexed hereto and any continuation thereof), in lawful money of the United States of America and in immediately available funds on the date or dates determined as provided in the Loan Agreement but in no event later than May 27, 1998.

     The Borrower further promises to pay to the order of the Bank by payment to the Agent for the account of the Bank interest on the unpaid principal amount of each Loan from the date such Loan is made until paid in full, payable at such rates and at such times as provided for in the Loan Agreement.

     The Bank has been authorized by the Borrower to record on the schedules annexed to this B Note (or on any continuation thereof) the amount, type, due date and interest rate of each B Loan made by the Bank under the Loan Agreement and the amount of each payment or prepayment of principal and the amount of each payment of interest of each such B Loan received by the Bank, it being understood, however, that failure to make any such notation shall not affect the rights of the Bank or the obligations of the Borrower hereunder or under the Loan Agreement in respect of such Loans. Such notations shall be deemed correct, absent manifest error.

     This B Note is one of the Notes referred to in the Third Amended and Restated Loan Agreement (the "Loan Agreement") dated as of May 28, 1997 among the Borrower, the Banks, and Fleet Bank, N.A., as Agent for the Banks and evidences the B Loans made by the Bank thereunder. This B Note supersedes the Third Substituted B Note dated May 30, 1996 made by the Borrower to the order
of the Bank in the original principal amount of $           but does not
constitute a novation, extinguishment or termination of the obligations evidenced thereby. Capitalized terms used in this Note have the respective meanings assigned to them in the Loan Agreement.

     Upon the occurrence of an Event of Default, under the Loan Agreement, the principal hereof and accrued interest hereon shall become, or may be declared to be, forthwith due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

     The Borrower may at its option prepay all or any part of the principal of this B Note before maturity upon and subject to the terms provided in the Loan Agreement.

     The Borrower agrees to pay costs of collection and reasonable attorneys' fees in case default occurs in the payment of this B Note.

     Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

     This B Note has been executed and delivered this 28th day of May, 1997 in New York, New York, and shall be construed in accordance with and governed by the laws of the State of New York.

                              NATIONAL CONSUMER COOPERATIVE BANK
                              D/B/A NATIONAL COOPERATIVE BANK


                              By:________________________________
                                   Name:
                                   Title:

                       SCHEDULE TO B NOTE
          MADE BY NATIONAL CONSUMER COOPERATIVE BANK
               IN FAVOR OF _____________________


     This Note evidences the Loans made under the within described Agreement, in the principal amounts, of the types (Prime Rate Loans or LIBOR Loans) and on the dates set forth below, subject to the payments or prepayments set forth below:

             Prin.                      Int.    Amt. of
Date Mode    Amt. of Type of  Due Date  Rate on Payment or Balance     Notation
or Converted Loan    Loan     of Loan   Loan    Prepayment Outstanding made by

                            EXHIBIT A-3
         TO THIRD AMENDED AND RESTATED LOAN AGREEMENT
                          BY AND AMONG
              NATIONAL CONSUMER COOPERATIVE BANK
                              AND
                  CERTAIN BANKS NAMED THEREIN
                              AND
            FLEET BANK, N.A., AS AGENT FOR THE BANKS

                     FORM OF SWING LINE NOTE


$20,000,000                                      Due May 27, 1998


     FOR VALUE RECEIVED, NATIONAL CONSUMER COOPERATIVE BANK D/B/A NATIONAL COOPERATIVE BANK (the "Borrower"), hereby promises to pay to the order of FLEET BANK, N.A. (the "Bank") by payment to the Bank the principal sum of TWENTY MILLION DOLLARS ($20,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Swing Line Loans made by the Bank under the Loan Agreement hereinafter defined, shown on the schedule annexed hereto and any continuation thereof), in lawful money of the United States of America and in immediately available funds on the date or dates determined as provided in the Loan Agreement but in no event later than May 27, 1998.

     The Borrower further promises to pay to the order of the Bank by payment to the Bank interest on the unpaid principal amount of each Swing Line Loan from the date such Swing Line Loan is made until paid in full, payable at such rates and at such times as provided for in the Loan Agreement.

     The Bank has been authorized by the Borrower to record on the schedules annexed to this Swing Line Note (or on any continuation thereof) the amount, due date and interest rate of each Swing Line Loan made by the Bank under the Loan Agreement and the amount of each payment of principal and the amount of each payment of interest of each such Swing Line Loan received by the Bank, it being understood, however, that failure to make any such notation shall not affect the rights of the Bank or the obligations of the Borrower hereunder or under the Loan Agreement in respect of such Swing Line Loans. Such notations shall be deemed correct, absent manifest error.

     This Swing Line Note is the Swing Line Note referred to in the Third Amended and Restated Loan Agreement (the "Loan Agreement") dated as of May 28, 1997 among the Borrower, the Banks and Fleet Bank, N.A., as Agent for the Banks and evidences the Swing Line Loans made by the Bank thereunder. Capitalized terms used in this Swing Line Note have the respective meanings assigned to them in the Loan Agreement.

     Upon the occurrence of an Event of Default, under the Loan Agreement, the principal hereof and accrued interest hereon shall become, or may be declared to be, forthwith due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

     The Borrower agrees to pay costs of collection and reasonable attorneys' fees in case default occurs in the payment of this Swing Line Note.

     Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

     This Swing Line Note has been executed and delivered this 28th day of May, 1997 in New York, New York, and shall be construed in accordance with and governed by the laws of the State of New York.

                              NATIONAL CONSUMER COOPERATIVE BANK
                              D/B/A NATIONAL COOPERATIVE BANK



                              By:________________________________
                                   Name:
                                   Title:

                  SCHEDULE TO SWING LINE NOTE
                            MADE BY
               NATIONAL CONSUMER COOPERATIVE BANK
                  IN FAVOR OF FLEET BANK, N.A.


     This Swing Line Note evidences the Swing Line Loans made under the within described Agreement, in the principal amounts, and on the dates set forth below, subject to the payments set forth below:


            Principal              Int.
            Amt. of     Due Date   Rate    Amt. of  Balance       Notation
Date Made   Loan        of Loan    Loan    Loan     Outstanding   Made by

                         SCHEDULE 3.1
         TO THIRD AMENDED AND RESTATED LOAN AGREEMENT
                          BY AND AMONG
              NATIONAL CONSUMER COOPERATIVE BANK
                               AND
                  CERTAIN BANKS NAMED THEREIN
                              AND
            FLEET BANK, N.A., AS AGENT FOR THE BANKS



          STATES OF INCORPORATION AND QUALIFICATION,
           AND CAPITALIZATION AND OWNERSHIP OF STOCK
                 OF BORROWER AND SUBSIDIARIES.



                         None.  Except:



                            Jurisdiction of
  Name                      Incorporation                  Capitalization


National Consumer          U.S. Congress                  Class B, C and D
Cooperative Bank, d/b/a    12 U.S.C. Section 3001-3051    shares in accordance
National Cooperative                                      with 12 U.S.C.
Bank                                                      Section 3014

NCB Retail Finance           Delware                       Authorized
Corporation                                                  Common: 1,000
                                                           Outstanding
                                                             Common: 1,000

NCB Mortgage                 Delware (Qualified in        Authorized Class A
Corporation                  the District of                Preferred: 1,000
                             Columbia, New York           Outstanding Class A
                                                            Preferred:    955
                                                          Authorized Class B
                                                            Preferred:    100
                                                          Outstanding  Class B
                                                            Preferred:     50
                                                          Authorized Class C
                                                            Preferred: 1,000
                                                          Outstanding Class C
                                                            Preferred:   -0-
                                                          Authorized
                                                            Common: 10,000
                                                          Outstanding
                                                            Common: 10,000

NCB Financial                Delware                      Authorized
Corporation                                                 Common: 1,000
                                                          Outstanding
                                                            Common: 1,000

NCB Savings Bank, FSB         U.S. (Qualified in          Authorized
                              Ohio                          Common: 1,000
                                                          Outstanding
                                                            Common: 1,000

Cooperative Funding           Delware                     Authorized
Corporation                                                 Common: 1,000
                                                          Outstanding
                                                            Common: 1,000

NCB I, Inc.                    Delware                    Authorized
                                                            Common: 1,000
                                                          Outstanding
                                                            Common: 1,000

NCB Investment                 Delware (Qualified in      Authorized
Advisers, Inc.                 Alaska and Minnesota)        Common: 3,000
                                                          Outstanding
                                                            Common: 3,000

NCB Insurance Brokers,         New York                   Authorized
Inc.                                                        Common: 1,000
                                                          Outstanding
                                                            Common:   100


                          SCHEDULE 3.2
         TO THIRD AMENDED AND RESTATED LOAN AGREEMENT
                          BY AND AMONG
              NATIONAL CONSUMER COOPERATIVE BANK
                               AND
                  CERTAIN BANKS NAMED THEREIN
                              AND
            FLEET BANK, N.A., AS AGENT FOR THE BANKS





                  CONSENTS, WAIVERS, APPROVALS,
                     VIOLATIONS OF AGREEMENTS



                               NONE

                         SCHEDULE 3.5
         TO THIRD AMENDED AND RESTATED LOAN AGREEMENT
                          BY AND AMONG
              NATIONAL CONSUMER COOPERATIVE BANK
                               AND
                  CERTAIN BANKS NAMED THEREIN
                              AND
            FLEET BANK, N.A., AS AGENT FOR THE BANKS




                 PERMITTED SECURITY INTERESTS,
                     LIENS AND ENCUMBRANCES





NCB Savings Bank, FSB, ("NCBSB") has under pledge to the Federal Home Loan Bank of Cincinnati (FHLBC) its mortgage loan portfolio under a Blanket Agreement for Advances and Security Agreement which allows a blanket lien to secure borrowings from FHLBC. As of April 30, 1997, there are no FHLBC outstanding advances to NCBSB.

The Borrower extends lines of credit to NCB Mortgage, secured by all assets of NCB Mortgage pursuant to certain Business Loan/Security Agreements.

The Borrower and NCB Mortgage sell mortgage loans, ESOP loans and other loans from its portfolio in the ordinary course of business, structured either as an Asset Securitization or a sale of whole loans. The SPV or other purchaser typically provides for an alternative security interest and files a financing statement covering such loans in order to protect itself against a subsequent determination that such sale was not a sale but rather a loan.

                         SCHEDULE 3.6
         TO THIRD AMENDED AND RESTATED LOAN AGREEMENT
                          BY AND AMONG
              NATIONAL CONSUMER COOPERATIVE BANK
                               AND
                  CERTAIN BANKS NAMED THEREIN
                              AND
            FLEET BANK, N.A., AS AGENT FOR THE BANKS



Pending Actions:

    None.

Probable Claims:

    None.

                         SCHEDULE 3.7
         TO THIRD AMENDED AND RESTATED LOAN AGREEMENT
                          BY AND AMONG
              NATIONAL CONSUMER COOPERATIVE BANK
                               AND
                  CERTAIN BANKS NAMED THEREIN
                              AND
            FLEET BANK, N.A., AS AGENT FOR THE BANKS




        COMPLIANCE WITH LAWS, REGULATIONS AND AGREEMENTS





                              NONE

                         SCHEDULE 3.8
         TO THIRD AMENDED AND RESTATED LOAN AGREEMENT
                          BY AND AMONG
              NATIONAL CONSUMER COOPERATIVE BANK
                              AND
                  CERTAIN BANKS NAMED THEREIN
                              AND
            FLEET BANK, N.A., AS AGENT FOR THE BANKS




                        BURDENSOME DOCUMENTS




                              NONE

                          SCHEDULE 3.13
          TO THIRD AMENDED AND RESTATED LOAN AGREEMENT
                           BY AND AMONG
                NATIONAL CONSUMER COOPERATIVE BANK
                                AND
                   CERTAIN BANKS NAMED THEREIN
                               AND
             FLEET BANK, N.A., AS AGENT FOR THE BANKS




               NAME CHANGES, MERGERS, ACQUISITIONS



1. In September, 1988, NCB Savings Association was the surviving entity upon consummation of a merger with Anchor Savings Association. On or about December 7, 1991, it converted from an Ohio to a federal savings bank charter and changed its name to NCB Savings Bank, FSB.

2. In September, 1991, NCB Capital Markets, Inc., changed its name to Cooperative Funding Corporation.

3. On December 15, 1993, a Certificate of Dissolution filed with the Secretary of State of Delaware in respect of NCB Capital Corporation became effective in accordance with Section 103 of the Delaware General Corporation Law and NCB Capital Corporation was, on such date, dissolved in accordance with Section 275 of the Delaware General Corporation Law, and the Borrower, as the sole stockholder of NCB Capital Corporation by resolution duly adopted and by agreement, succeeded to and expressly assumed all of NCB Capital Corporation's assets, obligations and liabilities.

4. On December 29, 1995, a Certificate of Dissolution filed with the Secretary of State of Delaware in respect of NCB Business Credit Corporation became effective in accordance with Section 103 of the Delaware General Corporation Law and NCB Business Credit Corporation was, on such date, dissolved in accordance with Section 275 of the Delaware General Corporation Law, and the Borrower, as the sole stockholder of NCB Business Credit Corporation by resolution duly adopted and by agreement, succeeded to and expressly assumed all of NCB Business Credit Corporation's assets, obligations and liabilities.

5. The Board of Directors of NCB Mortgage Corporation has approved an amendment to its Certificate of Incorporation to change its name to NCB Capital Corporation in order better to reflect the scope of its operations, and the Board of Directors of the Borrower has approved such name. The name will be changed when the management of the Borrower and NCB Mortgage Corporation have completed any necessary or appropriate notices and other procedures.

                          SCHEDULE 3.15
          TO THIRD AMENDED AND RESTATED LOAN AGREEMENT
                           BY AND AMONG
               NATIONAL CONSUMER COOPERATIVE BANK
                                AND
                   CERTAIN BANKS NAMED THEREIN
                               AND
             FLEET BANK, N.A., AS AGENT FOR THE BANKS





                       EMPLOYEE GRIEVANCES



                               NONE

                          SCHEDULE 3.17
          TO THIRD AMENDED AND RESTATED LOAN AGREEMENT
                           BY AND AMONG
               NATIONAL CONSUMER COOPERATIVE BANK
                               AND
                   CERTAIN BANKS NAMED THEREIN
                               AND
             FLEET BANK, N.A., AS AGENT FOR THE BANKS





                      EMPLOYEE BENEFIT PLANS





Benefit Plans: The Borrower maintains a defined contribution retirement plan which covers substantially all its employees, after one year of eligibility. Under the plan, the Borrower makes an annual contribution of six percent of the compensation (up to $200,000 and not including overtime or bonuses) of plan participants. The contribution is non-integrated. Participants' rights in the plan vest over six years.

         The Borrower also maintains an employee thrift plan pursuant to
Section 401(k) of the Internal Revenue Code in which all employees are eligible to participate. Under the plan, the Borrower will match employee contributions to the plan up to six percent of net compensation. Participants' rights in the plan vest upon contribution.

                          SCHEDULE 7.1
          TO THIRD AMENDED AND RESTATED LOAN AGREEMENT
                           BY AND AMONG
               NATIONAL CONSUMER COOPERATIVE BANK
                               AND
                   CERTAIN BANKS NAMED THEREIN
                               AND
             FLEET BANK, N.A., AS AGENT FOR THE BANKS





              PERMITTED INDEBTEDNESS AND GUARANTIES




    1.   Indebtedness of NCB Mortgage to the Borrower.

    2. The Borrower may enter into an amendment of its Financing Agreement with the U.S. Treasury Department providing for a prepayment of the Class A Notes in 2010 and 2015 with the proceeds of a substantially simultaneous issue of equity or subordinated debt, all pursuant to the terms of a certain Memorandum of Agreement by and between the Borrower and the U.S. Treasury Department (substantially in the form of Exhibit 1 annexed to Amendment No. 3 to Second Amended and Restated Loan Agreement dated as of May 30, 1996, which is referred to in Recital (A), clause (iii) of this Third Amended and Restated Loan
                               Agreement).


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                          SCHEDULE 7.13
          TO THIRD AMENDED AND RESTATED LOAN AGREEMENT
                           BY AND AMONG
               NATIONAL CONSUMER COOPERATIVE BANK
                               AND
                   CERTAIN BANKS NAMED THEREIN
                               AND
             FLEET BANK, N.A., AS AGENT FOR THE BANKS





                   TRANSACTIONS WITH AFFILIATES





    1.   Annual charitable contributions by the Borrower to Development
         Corp.

    2. Development Corp. has requested that the Borrower provide it with an unsecured line of credit of up to $10,000,000 on terms and conditions that would constitute an arms-length transaction.